Exhibit 4.1

ASHLAND INC.

EMPLOYEE SAVINGS PLAN

AMENDED & RESTATED

GENERALLY EFFECTIVE JANUARY 1, 2011

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ASHLAND INC.

EMPLOYEE SAVINGS PLAN

WHEREAS, Ashland Inc. established the Ashland Inc. Employee Savings Plan (which was known as the Ashland Inc. Employee Thrift Plan before October 1 1995) originally effective June 1, 1964 for the benefit of employees eligible to participate therein;

WHEREAS, the aforesaid Plan was amended from time to time and, as so amended, was completely amended and restated effective October 1, 1976 to comply with the provisions of the Employee Retirement Income Security Act of 1974;

WHEREAS, the aforesaid amended and restated Plan was further amended from time to time and was completely amended and restated effective October 1, 1980, and again restated effective October 1, 1983, and again restated effective October 1, 1985, and again restated effective October 1, 1989 and again restated effective October 1, 1995; and again restated effective January 1, 1997;

WHEREAS, Article 20 of the aforesaid amended and restated Plan, reserves to Ashland Inc. the right to further amend the Plan; and

WHEREAS, Ashland Inc. desires to make further amendments to the Plan and to incorporate such amendments into a completely restated Plan;

NOW, THEREFORE, Ashland Inc. does hereby further amend and restate the Ashland Inc. Employee Savings Plan, generally effective as of January 1, 2011, except as otherwise indicated, and provided that amendments which were made hereto from and after the Plan’s last effective date of restatement through the date on which this restatement was executed shall be effective as of the dates that were specified under each such amendment, whether or not such effective dates are specified hereinafter, in accordance with the following terms and conditions:

ARTICLE I. PURPOSE OF PLAN

Section 1.1. Designation.

(a) General. The Plan is designated the “Ashland Inc. Employee Savings Plan.” The Plan is also designated as a discretionary contribution plan under Section 401(a) of the Code to which contributions may be made without regard to the current or accumulated earnings and profits of the respective Participating Companies for the taxable years thereof ending with or within the Plan Year, and whose assets may be invested, without limitation, in qualifying employer securities as defined in Section 407(d)(5) of ERISA.

(b) ERISA 404(c). It is intended that the Plan be a plan described in Section 404(c) of ERISA, to the extent that the terms and operation of the Plan comply with those provisions; therefore, fiduciaries of the Plan may be relieved of any liability for any losses which are the direct and necessary result of investment instructions given by a Member or Beneficiary.

(c) Testing Method. The Plan is designated as an ADP test safe-harbor plan, as described in Notice 98-52, as modified in Notice 2000-3, and as allowed in Section 401(k)(12)(B) of the Code. As a result of such designation, Members may only make salary reduction elections, as described in Article 6, that are allocated to the Members’ Salary Reduction Contribution Accounts. Also as a result of such designation, amounts attributable to Participating Company contributions allocated to Members’ Accounts after December 31, 1998, and for distributions after December 31, 1998, of amounts from or attributable to what had been Members’ Restricted Company Match Accounts shall, in addition to any other applicable restrictions on distributions, not be distributable to a Member before the occurrence of an event described in Section 401(k)(2)(B) of the Code, except that the same may not be distributed on account of the hardship of a Member. Finally, as a result of such designation, Members that are eligible to make salary reduction contributions under Article 6 shall receive the notice required by Section 401(k)(12)(D) of the Code. Such notice will be provided at or around the time of eligibility to participate and annually thereafter. The annual notice will be provided at least 30 days but not more than 90 days before the start of the next Plan Year.

(1) Top-Heavy. Effective January 1, 2002, so long as the Plan consists solely of a Plan that meets the applicable requirements of Code sections 401(k)(12) and 401(m)(11), the top-heavy requirements of Code section 416 and the provisions of Article 24 shall not apply.

(2) ESOP. Effective November 1, 2008, the Ashland Common Stock Fund described in Section 8.1(a) of the Plan and as described in the Trust is designated as both a discretionary contribution stock bonus plan and an employee stock ownership plan (hereinafter “ESOP”), qualified under sections 401(a) and 4975(e)(7) of the Code. This designation shall apply to all of the assets invested in the Ashland Common Stock Fund, whether invested before or after November 1, 2008. The assets of the part of the Plan designated as an ESOP may be invested, without limitation, in qualifying employer securities, as defined in

Section 407(d)(5) of ERISA, and provide benefits for the Participating Companies’ eligible employees and their beneficiaries primarily through the distribution of Ashland Inc. common stock or other Employer Securities. For all purposes under the Plan, Employer Securities shall mean either common stock issued by a Participating Company or by an Affiliated Company or the Sponsoring Company which is a member of the same controlled group of corporations (as determined under Section 409(l)(4) of the Code) as the applicable Participating Company which is readily tradable on an established securities market, or noncallable preferred stock issued by either such a Participating Company or such an Affiliated Company or the Sponsoring Company which is convertible at any time into common stock as described above, if such conversion is at a price which, as of the date of acquisition by the Plan, is reasonable, as determined under Section  409(l) of the Code.

Section 1.2. Purpose. The purpose of the Plan is to provide retirement and other benefits for the Members and their respective beneficiaries. To provide such benefits, the Participating Companies propose to make such contributions as directed and determined by the Sponsoring Company in accordance with the provisions of the Plan. Except as otherwise provided by the Plan and by law, the assets of the Plan shall be held for the exclusive benefit of Members and their beneficiaries and defraying reasonable expenses of administering the Plan, and it shall be impossible for any part of the assets or income of the Plan to be used for, or diverted to, purposes other than such exclusive purposes.

Section 1.3. Plan Mergers.

(a) Ballenger and SuperAmerica. Effective as of December 31, 1995, with respect to accounts formerly held under the Ballenger Paving Company, Inc. 401(k) Employee Savings Plan (the “Ballenger Plan”) and effective as of April 1, 1996, with respect to accounts formerly held under the SuperAmercia Hourly Associates Savings Plan (the “SuperAmerica Plan”), the Ballenger Plan and SuperAmerica Plan shall, as of their respective effective dates, be merged with and become a part of this Plan. The actual transfer of accounts from each of these plans to this Plan shall be made as part of the said plan mergers on such date as shall be determined and agreed to by and between the Sponsoring Company and the Trustee and the trustee of the applicable plan being merged herein. After each such account is transferred to the Plan, each such account shall be held and administered pursuant to the terms of this Plan; provided, however, notwithstanding anything contained herein to the contrary, the Section 411(d)(6) protected benefits (as defined under Treas. Reg. §1.411 (d) - 4) associated with each such account shall be preserved under this Plan. The accounts which are so transferred and merged into this Plan shall be placed in and shall be a part of the applicable Member’s Account hereunder, and for purposes of determining service hereunder, the Member’s prior service under the plan being merged herein shall count hereunder to determine such Member’s Period of Service, and, for purposes of applying the withdrawal rules under this Plan, this Plan shall refer to the applicable date of allocation of employer contributions under such plan.

(b) Superfos Related Plans. Effective on or after August 31, 2000, the accounts formerly held under the Shears Construction, LP 401(k) Retirement Savings Plan that are designated by the Plan Administrator or its delegate and effective on or after September 18, 2000, the accounts formerly held under the Superfos and Affiliates 401(k) Plan, the JB Coxwell Contracting, Inc. 401(k) Plan and the Harper Brothers Construction, Inc. 401(k) Profit Sharing Plan that are designated by the Plan Administrator or its delegate, shall, as of their respective effective dates, be merged with and become a part of this Plan. The actual transfer of accounts from each of these plans to this Plan shall be made as part of the said plan mergers on such date as shall be determined and agreed to by and between the Sponsoring Company and the Trustee and the trustee of the applicable plan being merged herein. After each such account is transferred to the Plan, each such account shall be held and administered pursuant to the terms of this Plan. The investment options into which the transferred assets are initially placed shall be similar to those in which they were invested prior to the merger, as determined by the Plan Administrator or its delegate. To accomplish the said merger, the Plan Administrator shall implement such procedures, as it deems appropriate or convenient. These may include but not be limited to suspending account transactions for a period of time following the merger. The Section 411(d)(6) protected benefits as defined under applicable Treasury regulations and other pronouncements shall be preserved; provided, however, that changes may be made to them after the merger allowed under law and Treasury or Internal Revenue Service interpretations. The accounts that are so transferred and merged into this Plan shall be placed in and shall be a part of the applicable Member’s existing Account hereunder, if the Member has one. For purposes of applying the withdrawal rules under this Plan to the merged assets, this Plan shall refer to the applicable date of allocation of employer contributions under the plan from which the assets were transferred. Nevertheless, if that is not administratively convenient, then the transferred assets shall be deemed contributed on the date of transfer hereto for purposes of applying the withdrawal rules of the Plan. Effective for distributions on or after September 6, 2000, the assets of the accounts formerly held under the Shears Construction, LP 401(k) Retirement Savings Plan may only be distributed to Members in a form allowed by Section 13.3(a). Any optional form of benefit that would have otherwise applied to such assets before the effective date of Treas. Reg. §1.411(d)-4, Q&A-2(e) shall no longer apply. Notwithstanding anything in the foregoing to the contrary, the change to the optional forms of distribution available for the assets that were transferred from the Shears Construction, LP 401(k) Retirement Savings Plan and merged herewith shall not apply to a Member whose benefit consists in whole or in part of assets transferred from the said Shears Plan and whose benefit is distributed before the earlier of (i) the 90th day after the Member is furnished a summary of material modifications that describes the deletion of the otherwise preserved optional forms of distribution; or;(ii) January 1, 2002.

(c) Hercules Incorporated Savings and Investment Plan. Effective as of January 1, 2011, accounts formerly held under the Hercules Incorporated Savings and Investment Plan and attributable to the Hercules Employees that are in a payroll classification designated as eligible participation in the Plan by the Sponsoring Company shall be merged within and become a part of this Plan. The actual transfer of accounts from each of these plans to this Plan shall be made as part of the said plan mergers on such date as determined and agreed to by and between the Sponsoring Company and the Trustee and the trustee of the applicable plan being merged herein. After each such account is transferred to the Plan, each such account shall be held and administered pursuant to the terms of this Plan; provided, however, notwithstanding anything contained herein to the contrary, the Section 411(d)(6) protected benefits (as defined under Treas. Reg. §1.411 (d) - 4) associated with each such account shall be preserved under this Plan. The accounts which are so transferred and merged into this Plan shall be placed in and shall be a part of the applicable Member’s Account hereunder, and for purposes of determining service hereunder, the Member’s prior service under the plan being merged herein shall count hereunder to determine such Member’s Period of Service, and, for purposes of applying the withdrawal rules under this Plan, this Plan shall refer to the applicable date of allocation of employer contributions under such plan.

(d) Conforming Distribution Options. Effective January 1, 2002, except to the extent already accomplished by Section 13.3(b) as in effect on January 1, 2001, the distribution options available for any amounts transferred, merged, consolidated or otherwise contributed to the Plan from a source outside of the Plan shall only be those distribution options otherwise available under the Plan to the extent allowed by Code sections 411(d)(6)(D) and (E).

ARTICLE II. DEFINITIONS

Section 2.1. As used in the Plan:

(a) “Account” shall mean the Member’s Account established under the Plan reflecting the Member’s entire interest in on or more of the following sub-accounts: Salary Reduction Account, Matching Contribution Account, Basic Retirement Contribution Account, Performance Retirement Contribution Account.

(b) “Actual Contribution  Percentage” shall mean, for the Highly Compensated Eligible Employees and the Non-Highly Compensated Eligible Employees for a Plan Year, the average of the ratios, calculated separately for each person in each such group, of the amount, if any, of -

(1) such person’s Member contributions allocated to such person’s Account under Article 4; and

(2) such person’s Participating Company contributions allocated to such person’s Account under Article 4, to the extent such contributions are not treated as Member contributions allocated to such person’s Salary Reduction Contribution Account under Article 6 pursuant to the terms of Section 2.1 (c) of the Plan for such Plan Year to the person’s Actual Deferral Percentage Compensation for such Plan Year.

For purposes of computing the Actual Contribution Percentage of any Highly Compensated Eligible Employee, the amount of contributions, if any, allocated to such individual’s Account (to the extent such contributions are considered in calculating the Actual Contribution Percentage under this paragraph (b) of Section 2.1 of the Plan) for such Plan Year shall be combined with any other contributions by or on behalf of such individual intended to be made under Section 401(m) of the Code to any other plan (if any) which allows such contributions, maintained by the Sponsoring Company or maintained by an Affiliated Company, which are made by or on behalf of such individual from and after the time any such plan was so maintained, except to the extent that such other plan (if any) cannot be aggregated with this Plan under Treas. Reg. Section 1.410(b)-7(c), or any successor thereto.

(c) “Actual Deferral Percentage” shall mean, for the Highly Compensated Eligible Employees and the Non-Highly Compensated Eligible Employees for a Plan Year, the average of the ratios, calculated separately for each person in each such group, of the amount of -

(1) contributions, if any, allocated to such person’s Salary Reduction Contribution Account under Article 6; and

(2) such person’s Participating Company contributions allocated to such person’s Account under Article 7, to the extent the Sponsoring Company decides to treat such contributions for purposes of this paragraph (c) as Member contributions allocated to such person’s Salary Reduction Contribution Account under Article 6 for such Plan Year to the person’s Actual Deferral Percentage Compensation for such Plan Year.

For purposes of computing the Actual Deferral Percentage of any Highly Compensated Eligible Employee, the amount of contributions, if any, allocated to such individual’s Salary Reduction Contribution Account and Restricted Company Match Account (to the extent such contributions are considered in calculating the Actual Deferral Percentage under this paragraph (c) of Section 2.1 of the Plan) for such Plan Year shall be combined with any other contributions of such individual intended to be made under Section 401(k) of the Code to any other plan (if any) which allows such contributions maintained by the Sponsoring Company or maintained by an Affiliated Company, which are made by such individual from and after the time any such plan was so maintained, except to the extent that such other plan (if any) cannot be aggregated with this Plan under Treas. Reg. Section 1.410(b)-7(c), or any successor thereto.

(d) “Actual Deferral Percentage Compensation” shall mean the Compensation received during the Plan Year by an Employee.

(e) “Affiliated Company” shall mean each of the following for such a period of time as is applicable under Section 414 of the Code:

(1) a corporation which, together with a Participating Company is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code (as modified by Section 415(h) thereof for the purposes of Article 5, and the applicable regulations thereunder);

(2) a trade or business (whether or not incorporated) with which a Participating Company is under common control within the meaning of Section 414(c) of the Code (as modified by Section 415(h) thereof for the purposes of Article 5, and the applicable regulations thereunder)

(3) an organization which, together with a Participating Company, is a member of an affiliated service group (as defined in Section 414(m) of the Code); and

(4) and any other entity required to be aggregated with a Participating Company pursuant to regulations under Section 414(o) of the Code.

(f) “Basic Retirement Contribution Account” shall mean the portion of the Member’s Account attributable to Basic Retirement Contributions allocated to such Member.

(g) “Basic Retirement Contributions” shall mean contributions made by a Participating Company pursuant to Section 4.4 of the Plan.

(h) “Beneficiary” shall mean the person or persons entitled to receive the distributions, if any, payable under the Plan pursuant to the applicable provisions of Articles 11 and 13 of the Plan, upon or after a Member’s death, as such Member’s Beneficiary. Each Member may designate a Beneficiary by filing a written designation thereof over his signature with the Sponsoring Company in such form and manner as the Sponsoring Company may prescribe from time to time. A designation shall be effective upon its receipt by the Sponsoring Company, retroactive to the date such Member signed such designation, provided that it is so filed during such Member’s lifetime. The last effective designation received by the Sponsoring Company shall supersede all prior designations, provided that any designation shall only be effective if the Beneficiary survives the Member. A Member may designate one or more contingent Beneficiaries to receive any distributions in the event the primary Beneficiary (or Beneficiaries) does not survive the Member and may change his Beneficiary designation from time to time as provided above; provided however, the spouse to whom the Member was married on his date of death shall be such Member’s Beneficiary, unless the spouse waives the right to be the Beneficiary and consents to the designation of another as follows:

(1) the spouse’s consent and waiver is in writing and it is witnessed by either a notary public or Plan representative;

(2) the waiver and consent specify the alternate Beneficiary including any class of Beneficiaries, which may not be changed without spousal consent, except that if a trust is named as the Beneficiary, the beneficiaries under such trust may be changed without additional spousal consent;

(3) the waiver and consent specify the form of benefit payment (if applicable) which may not be changed without spousal consent; and

(4) the spouse’s consent acknowledges the effect of the consent and waiver.

Notwithstanding anything to the contrary contained in (2) and (3) immediately above, a spouse may execute a general consent and waiver which permits the Member to change alternate Beneficiaries and/or forms of benefit payment (if applicable) without spousal consent if, in such general consent and waiver, the spouse acknowledges his right to limit consent to a specific beneficiary and/or specific form of benefit, where applicable, and the spouse voluntarily elects to relinquish either or both of such rights. Any consent and waiver is only effective with respect to the spouse who signed such consent and is not effective with respect to any subsequent spouse. However, if it is established to the satisfaction of the Sponsoring Company that a written consent and waiver cannot be obtained because there is no spouse or the spouse cannot be located or because of such other circumstances as may be provided in Treasury regulations, then a Member’s designation will be deemed effective without the need to comply with (1) through (4) above of this paragraph (f).

If a Member fails to designate a Beneficiary, or if no designated Beneficiary survives the Member or dies simultaneously with the Member or under circumstances making it impossible to determine whether such Beneficiary survived such Member, the Member shall be deemed to have designated one of the following as Beneficiary (if living at the time of the Member’s death) in the following order of priority: (i) the surviving spouse, and (ii) the Member’s estate. If the Sponsoring Company shall be in doubt as to the right of any person as a Beneficiary, payment may be made to the Member’s estate and such payment shall be in full satisfaction of any and all liability of the Plan (or any other person or entity) to any person claiming under or through such Member. Whenever the rights of a Member are stated or limited in the Plan, his Beneficiaries shall be bound thereby.

To the extent consistent with the provisions of Section 401(a)(9) of the Code and the regulations thereunder, the Member’s Beneficiary as determined under this Section 2.1(f) shall be his “designated beneficiary” as defined under said Section and regulations. Effective January 1, 2005 and for relevant events that occur on or after that date, “spouse” shall mean an individual to whom a Member is legally married under the law of the state in which the marriage occurred. The Sponsoring Company reserves the right to investigate a claim of marriage and may institute procedures under which an individual may demonstrate the marital status of a Member.

(i) “Catch Up  Contributions” shall mean a contribution made to the Plan pursuant to Section 4.2 of the Plan.

(j) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. References to any Section of the Code shall include any successor provision thereto.

(k) “Compensation” shall mean the salary and wages (or, if an Employee is not paid a fixed salary or wages, such other compensation as determined by the Sponsoring Company) paid by a Participating Company to an Employee during the Plan Year, including commissions, payroll continuation for sickness, overtime pay, shift premium, variable pay and bonus amounts paid to Members who are not eligible for the Sponsoring Company’s incentive compensation bonus program that applies to Employees in compensation pay bands 21 and above (including any successor designation denoting eligibility for such incentive pay), vacation pay, any amounts contributed to the Member’s Salary Reduction Contribution Account, and any amounts excluded from the Member’s income under Sections 401(k), 402(h), 403(b) or 125 of the Code. Compensation shall also include (1) payments of unused earned or accrued vacation paid by the later of two and one-half months after a severance from employment or the end of the Plan Year in which the severance from employment occurred; (2) payments of regular pay for work performed during regular working hours or performed during extended working hours paid by the later of two and one-half months after a severance from employment or the end of the Plan Year in which the severance from employment occurred, provided that such pay would have been paid if there had not been a severance from employment and (3) payments by reason of qualified military service (as such term is used in section 414(u) of the Code) to the extent such payments do not exceed what the individual would have received had the individual been actively performing services for the Sponsoring Company or Participating Company. Compensation shall not include (i) incentive compensation bonuses paid to Employees in compensation pay bands 21 and above (including any successor designation denoting eligibility for such incentive pay), (ii) amounts contributed by a Participating Company or Affiliated Company under any employee benefit plan (other than amounts contributed to a Member’s Salary Reduction Contribution Account under this Plan and any amounts excluded from the Member’s income under Sections 401(k), 402(h), 403(b) or 125 of the Code), (iii) amounts paid to a Member under the Ashland Inc. ERISA Forfeiture Plan or any successor plan thereto, (iv) amounts paid to a Member as stock appreciation rights, stock options, restricted stock or units under a long term incentive program through the Ashland Inc. Long Term Incentive Plan or the Amended Stock Incentive Plan for Key Employees of Ashland Inc. and its Subsidiaries or any successor or similar plans, (v) allowances paid by reason of foreign assignment, which are not a part of such Member’s base United States salary as determined by the Sponsoring Company; (vi) remuneration determined to be disregarded under this paragraph (h) by the Sponsoring Company under rules uniformly applicable to all similarly employees situated; (vii) lump sum severance pay or payroll continuation pay after a severance from employment; (viii) amounts deferred under and amounts paid from any nonqualified salary deferral plan; and (ix) amounts paid under the Long Term Disability Plan of Ashland Inc. or any similar or successor disability pay program. The Compensation of each Member taken into account under the Plan for any Plan Year shall not exceed $200,000. This amount shall be adjusted at the same time and manner as the adjustments under Section 415(d) of the Code. Any such adjustment for a calendar year shall apply to the Plan Year that begins with or within such calendar year. These adjustments shall only be made in increments of $5,000, rounded down to the next lowest multiple of $5,000, with the base period for determining this annual adjustment being the calendar quarter beginning July 1, 2001.

(l) “Employee” shall, except as otherwise provided, mean any person who is an employee of one or more Participating Companies. The term Employee shall not include: (i) any person included in a unit of employees covered by a collective bargaining agreement between employee representatives and one or more Participating Companies unless such bargaining agreement specifically provides otherwise; (ii) any leased employees as defined in Section 414(n) of the Code; (iii) any person compensated on an hourly rate or other rate basis if such employee is not included in a designated eligible payroll classification code so designated by the Sponsoring Company; and (iv) any employee not included in a designated eligible payroll classification code so designated by the Sponsoring Company, which shall include those employees acquired as part of the acquisition of Superfos a/s and its US subsidiaries until the later of the date such employees are transferred to a designated eligible payroll classification code by the Sponsoring Company or January 1, 2000. For purposes of this section 2.1(i), a United States citizen who is an employee (a) of a foreign subsidiary (as defined in Section 3121(l)(8) of the Code) of a domestic Participating Company which is the subject of an agreement entered into by such domestic Participating Company under Section 3121(l) of the Code and as to whom contributions under a funded plan of deferred compensation are not provided by any person other than such domestic Participating Company with respect to the remuneration paid to such United States citizen by such foreign subsidiary, or (b)

of a domestic subsidiary (as defined in Section 407(a)(2)(A) of the Code) of a domestic Participating Company and as to whom contributions under a funded plan of deferred compensation are not provided by any person other than such domestic Participating Company with respect to the remuneration paid to such United States citizen by such domestic subsidiary, shall be deemed to be an employee of such domestic Participating Company. For purposes of this section 2.1(i), under rules of general application, a former employee of a Participating Company who is temporarily on leave of absence from employment with such Participating Company in order to render services to an Affiliated Company or other affiliate of a Participating Company, may be deemed an Employee of such Participating Company during such absence if such absence is determined by the Sponsoring Company to be in the interest of a Participating Company or an Affiliated Company; provided that such status as a deemed employee will be equally available to both Highly Compensated Employees and Non-Highly Compensated Employees who satisfy the criteria for such status; and provided further that such status shall only be available under terms and conditions satisfying Treas. Reg. §1.401(a)(4)-11(d) or any successor to that regulation.

(m) “Employment Commencement Date” shall mean the date on which an employee (whether or not such employee is an Employee within the meaning of paragraph (i) of this Section 2.1) first performs an Hour of Service for a Participating Company or an Affiliated Company.

(n) “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. References to any Section of ERISA shall include any successor provision thereto.

(o) “Grandfathered Employee” shall mean an Employee who as of January 1, 2011 was eligible to receive a contribution under the Ashland Hercules Pension Plan.

(p) “Hercules Employee” shall mean an employee of Hercules, Incorporated or its subsidiary as of December 31, 2010.

(q) “Highly Compensated Eligible Employee” shall mean, with respect to a Plan Year, any Employee from and after the time he is eligible to participate in the Plan, pursuant to the provisions of Article 3, and who is a Highly Compensated Employee for such Plan Year.

(r) “Highly Compensated  Employee” shall mean for a particular Plan Year (1) an Employee who is a 5% owner (as defined in Section 416(i)(1)(B) of the Code) at any time of a Participating Company or an Affiliated Company during the present Plan Year (the “determination year”); or (2) an Employee who received compensation during the 12 consecutive month period prior to such Plan Year (the “look-back year”) from a Participating Company or an Affiliated Company in excess of $80,000 (as adjusted at the same time and in the same manner as the adjustments under Section 415(d) of the Code, and any such adjustment for a calendar year shall apply to the determination year or look-back year (whichever is applicable) which begins with or within such calendar year, except that the base period is the calendar quarter ending September 30, 1996).

For these purposes, the compensation of an individual refers to compensation as defined under Section 415(c)(3) of the Code.

A former Employee shall be a Highly Compensated Employee if he was (1) a Highly Compensated Employee at the time he separated from service; or (2) a Highly Compensated Employee at any time after attaining age 55. The determination of the status under (1) or (2) in the immediately preceding sentence shall be based on the rules for determining whether an individual was a Highly Compensated Employee as in effect in the particular determination year, in accordance with Section 1.414(q)-1T,A-4 of the temporary Treasury regulations and Notice 97-45.

When determining whether an Employee is a Highly Compensated Employee in the Plan Year before the generally effective date of this amendment and restatement (January 1, 1997), the provisions of this paragraph (m) shall be treated as being in effect in such prior Plan Year.

(s) “Hour of Service” shall mean each hour for which an employee is paid, or entitled to payment, by a Participating Company or an Affiliated Company for the performance of duties as an employee.

(t) “Investment Manager” shall mean any party that: (i) is (A) registered as an investment advisor under the Investment Advisors Act of 1940, or (B) a bank (as defined in the Investment Advisors Act of 1940), or (C) an insurance company qualified to manage, acquire and dispose of Plan assets under the laws of more than one state; (ii) acknowledges in writing that it is a fiduciary with respect to the Plan; and (iii) is granted the power to manage, acquire or dispose of any asset of the Plan pursuant to Article 14 of the Plan.

(u) “Matching Contribution Account” shall mean the portion of the Member’s Account attributable to Matching Contributions allocated to such Member.

(v) “Matching Contribution” shall mean a contribution made to the Plan by a Participating Company pursuant to Section 4.3 of the Plan.

(w) “Member” shall mean an eligible Employee who becomes a Member of the Plan as provided in Article 4 of the Plan. A Member ceases to be a Member when all funds in his Account to which he is entitled under the Plan have been distributed in accordance with the Plan.

(x) “Non-Highly Compensated Eligible Employee” shall mean, with respect to a Plan Year, any Employee from and after the time he is eligible to participate in the Plan, pursuant to the provisions of Article 3, who is not a Highly Compensated Eligible Employee for such Plan Year.

(y) “Non-Highly Compensated Employee” shall mean, with respect to a Plan Year, any Employee, (or former Employee, if applicable) who is not a Highly Compensated Employee.

(z) “One-Year Period of Service” shall mean 12 months of a Period of Service. For this purpose, nonsuccessive Periods of Service shall be aggregated, and less than whole year Periods of Service (whether or not consecutive) shall be aggregated on the basis that 365 days of a Period of Service equal a whole One-Year Period of Service.

(aa) “One-Year Period of Severance” shall mean a 12-consecutive-month period beginning on an employee’s Severance from Service Date and ending on the first anniversary of such date provided that the employee during such 12-consecutive-month period does not perform an Hour of Service for a Participating Company or Affiliated Company.

(bb) “Participating Company” shall mean (1) the Sponsoring Company; (2) any division of the Sponsoring Company some or all of whose employees are designated as eligible to participate in this Plan; and (3) an affiliate of the Sponsoring Company which adopts the Plan pursuant to Article 17 of the Plan.

(cc) “Performance Retirement Contribution Account” shall mean the portion of the Member’s Account attributable to Performance Retirement Contributions allocated to such Member.

(dd) “Performance Retirement Contribution” shall mean a Contribution made to the Plan pursuant to Section 4.5 of the Plan.

(ee) “Period of Service” shall mean a period of employment with a Participating Company or an Affiliated Company commencing on an employee’s Employment Commencement Date or Reemployment Commencement Date, whichever is applicable, and ending on such employee’s Severance from Service Date; provided, however, Period of Service shall also include any Period of Severance immediately following a Period of Service if the employee completes an Hour of Service within 12 months of the date on which the employee was first absent from service. Notwithstanding the foregoing provisions of this paragraph (v), Period of Service shall not include the period between the first anniversary and the second anniversary of the first date of absence from work (1) by reason of the pregnancy of the employee, (2) by reason of the birth of a child of the employee, (3) by reason of the placement of a child with the employee in connection with the adoption of such child by such employee, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. In the case of any employee who has a One-Year Period of Severance prior to becoming vested in any portion of his Account, such employee’s Periods of Service with a Participating Company or an Affiliated Company before any such One-Year Period of Severance shall not be taken into account if such employee’s latest Period of Severance equals or exceeds the greater of (i) five years or (ii) his prior aggregate Periods of Service completed before the date on which such One-Year Period of Severance began, and such prior aggregate Periods of Service shall not include any Period of Service not required to be taken into account by reason of any prior One-Year Period of Severance. Any Period of Service, or part thereof, with an Affiliated Company (other than a Participating Company) during a period of time during which such Affiliated Company was not an Affiliated Company shall be disregarded except that the following shall not be disregarded: (A) service as provided in Section 3.2 of the Plan, (B) service with an Affiliated Company by an Employee who was transferred from an Affiliated Company to a Participating Company, and (C) service with an Affiliated Company by an employee which is determined by the Sponsoring Company under uniform, nondiscriminatory rules not to be disregarded; provided that such service will be equally available to both Highly Compensated Employees and Non-Highly Compensated Employees who satisfy the criteria for such service; and provided further that such service shall only be available under terms and conditions satisfying Treas. Reg. §1.401(a)(4)-11(d) or any successor to that regulation.

(ff) “Period of Severance” shall mean the period of time commencing on an employee’s Severance from Service Date and ending on the date such employee again performs an Hour of Service.

(gg) “Plan Administrator” shall mean the Investment and Administrative Oversight Committee. The Investment and Administrative Oversight Committee shall consist of Employees who shall be appointed or removed from time to time by the board of directors of the Sponsoring Company. A Member may serve upon the Investment and Administrative Oversight Committee. No member of the Investment and Administrative Oversight Committee shall receive compensation for their services as such. The Investment and Administrative Oversight Committee shall report to the Participating Companies annually and at such other time as they may request.

(hh) “Plan” shall mean the Ashland Inc. Employee Savings Plan (formerly known as the Ashland Inc. Employee Thrift Plan).

(ii) “Plan Year” shall mean the calendar year.

(jj) “Reemployment Commencement Date” shall mean the first date, following the Severance from Service Date, on which an employee performs an Hour of Service.

(kk) “Salary Reduction Contribution Account” shall mean all the separate accounts maintained under the provisions of Article 9 to which are allocated, on behalf of a Member, contributions to the Trust under the provisions of Section 4.1 of the Plan as adjusted in accordance with the provisions of Section 9.3 of the Plan.

(ll) “Salary Reduction Contribution” shall mean contribution made to the Trust pursuant to Section 4.3 of the Plan.

(mm) “Severance from Service Date” shall mean the earliest to occur of (1) the date on which an employee quits, retires or is discharged from employment with a Participating Company or an Affiliated Company, or dies; or (2) except as otherwise provided in clause (3), the first anniversary of the first date of a period during which an employee remains absent from service (with or without pay) with a Participating Company or an Affiliated Company for any reason other than a quit, retirement, discharge or death; or (3) the second anniversary (or such shorter period as may be allowed by regulations) of the first date of a period in which an employee remains absent from service with a Participating Company or an Affiliated Company by reason of the placement of a child with the employee in connection with the adoption of such child by such employee, or for purposes of caring for such child for a period beginning immediately following such birth or placement, if the employee furnishes to the Sponsoring Company such information in such form and at such time as it may from time to time require that such absence was for one of the reasons specified in this sentence and the number of days for which there was such an absence. Notwithstanding the preceding sentence, (i) if an employee is absent from service with a Participating Company or an Affiliated Company solely by reason of temporary leave of absence determined by the Sponsoring Company under uniform, non-discriminatory rules to be in the interest of a Participating Company or an Affiliated Company, such employee shall be deemed not to have quit or been absent from service with such Participating Company or Affiliated Company so long as such employee complies with the terms and conditions of such temporary leave of absence; or (ii) if an employee is absent from service with a Participating Company or an Affiliated Company solely by reason of military service under circumstances by which such employee is afforded reemployment rights under any applicable Federal or State statute or regulation, such employee shall be deemed not to have quit or have been absent from service with such Participating Company or Affiliated Company if such employee returns to service with such Participating Company or Affiliated Company before the expiration of such reemployment rights; provided, however, in the event that such employee fails to comply with the terms and conditions of a temporary leave of absence or fails to return to service with such Participating Company or Affiliated Company before the expiration of such reemployment rights, such employee shall be deemed to have quit on the first day on which such employee was first absent from service with such Participating Company or Affiliated Company by reason of such temporary leave of absence or such military service.

(nn) “Sponsoring Company” shall mean Ashland Inc. including any successor by merger, purchase or otherwise.

(oo) “Termination of Employment” shall mean termination of employment with any Participating Company or any Affiliated Company, whether voluntarily or involuntarily, for any reason other than by reason of a Member’s transfer to a Participating Company or an Affiliated Company. With respect to amounts held in a Member’s Salary Reduction Contribution Account and Restricted Company match Account and for distributions before December 31, 2001, a Member shall be deemed to have incurred a Termination of Employment upon the date of the sale by a Participating Company or an Affiliated Company to a purchaser not related to either such Company under Sections 414 (b), (c), (m), or (o) of the Code of

(1) substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used by such Company in a trade or business of such Company even though such Member continues employment with the purchaser of such assets, or

(2) the stock (within the meaning of Section 409(d)(3) of the Code) of a Participating Company or an Affiliated Company even though such Member continues employment with such Company; provided, that such purchaser does not maintain the Plan after the date of such sale.

Notwithstanding anything in the Plan to the contrary, effective January 1, 2002 Termination of Employment shall include both a separation from service and a severance from employment for purposes of determining if a distribution under the Plan is allowed.

(pp) “Trust” shall mean the legal entity resulting from the trust agreement between the Sponsoring Company, on its own behalf and as agent for all other Participating Companies, and the Trustee which receives the Participating Companies’ and Members’ contributions, and holds, invests, and disburses funds to or for the benefit of Members and their Beneficiaries.

(qq) “Trust Fund” shall mean the total contributions made by the Participating Companies and Members to the Trust pursuant to the Plan, increased by profits, gains, income and recoveries received, and decreased by losses, depreciation, benefits paid and expenses incurred in the administration of the Trust. Trust Fund includes all assets acquired by investment and reinvestment which are held in the Trust by the Trustee.

(rr) “Trustee” shall mean the party or parties, individual or corporate, named in the trust agreement and any duly appointed additional or successor Trustee or Trustees acting thereunder.

(ss) “Valuation Date” shall mean each business day the New York Stock Exchange is open.

Section 2.2. Gender; Plurals. Wherever appropriate, words used in the Plan in the singular shall mean the plural, the plural shall mean the singular, and the masculine shall mean the feminine.

ARTICLE III. REQUIREMENTS FOR ELIGIBILITY

Section 3.1. Eligibility Requirements.

(a) General. Each Member of the Plan on January 1, 2011, shall continue to be a Member subject to the provisions of the Plan.

(b) Salary Reduction Contributions. Subject to the provisions of Article 4 of the Plan, each Employee of a Participating Company in a payroll classification designated as eligible for participation hereunder by the Sponsoring Company shall be eligible to make Salary Reduction Contributions as soon as is administratively feasible after the Employee’s date of employment in accordance with Article V(a).

(c) Company Contributions. Each Employee of a Participating Company in a payroll classification eligible to participate in this Plan, shall be eligible to receive Matching Contributions, Basic Retirement Contributions and Performance Retirement Contributions in accordance with the provisions of Article 4, as soon as administratively feasible after completing a One-Year Period of Service, provided the Employee is an employee of the Participating Company as of such date.

(d) Reemployment. Notwithstanding anything to the contrary herein contained, any Member who incurs a Termination of Employment and who is subsequently reemployed as an Employee of a Participating Company in a payroll classification designated as eligible for participation hereunder by the Sponsoring Company shall be eligible to again become a Member, subject to the provisions of Article 4, as of the first pay period for such Employee beginning coincident with or next following the day after the reemployment of such Employee.

(1) Special Rule for  Deferred Compensation Eligible Group. Effective January 1, 2002, Employees who are or who become eligible to make non- qualified salary deferrals under the Ashland Inc. Deferred Compensation Plan shall be eligible to make contributions to this Plan. The terms of the Plan shall be applied to these Employees in the same manner as they are applied to other eligible Employees, except as otherwise noted in this paragraph (b) of Section 3.1. The Employees referred to in this paragraph (b) shall only be allowed to make one irrevocable election to make contributions to the Plan for each Plan Year, subject only to suspension because of a hardship distribution as provided under Section 4.1(i). Such election shall be made at such time and pursuant to such procedures as prescribed by the Sponsoring Company from time to time. Such elections shall, however, be collected prior to the Plan Year to which they relate. In the event the Employee becomes eligible to make non-qualified salary deferrals under the Ashland Inc. Deferred Compensation Plan effective on a day other than January 1, then the Employee’s irrevocable election under this Plan shall be collected before the period of the Plan Year to which an election under the Ashland Inc. Deferred Compensation Plan would relate. Under these circumstances, the Employee’s existing election under this Plan would end and the Employee would have to make a new irrevocable election hereunder to be effective for the remainder of the Plan Year. Such elections shall become irrevocable on the first day of the Plan Year (or portion thereof) to which they relate and shall be effective with respect to pay received after such day (or as soon as is administratively feasible). Notwithstanding anything in the foregoing to the contrary, an Employee whose election is otherwise irrevocable shall have an opportunity to increase such election effective with respect to Compensation received after June 30, 2003. To be eligible to increase the election, the Employee must meet all of the following:

(i) The Employee elected to contribute 4% or less of Compensation to the Plan for the 2003 Plan Year; and

(ii) The Employee does not elect to increase the contribution above 5% of Compensation.

An election to increase an Employee’s contribution to the Plan described above will only be effective with respect to Compensation received after June 30, 2003 and will be irrevocable for the remainder of the Plan Year. Any such election shall be made in the manner prescribed by the Sponsoring Company, but it can be made no later than June 30, 2003.

(e) Change in Employment Classification. The account of any Member who was a participant in the Ashland Inc. Union Employees Savings Plan and who becomes eligible to participate in this Plan due to a change in employment classification shall be transferred to such Member’s Account under this Plan.

(f) Revised Special Rule  for Deferred Compensation Eligible Group. Effective January 1, 2007, the special restrictions on elections for contributions to the Plan described in paragraph (b) immediately above imposed on the Employees described in paragraph (b) immediately above shall not apply to elections for contributions to the Plan for the 2007 Plan Year to the extent such Employees did not make an irrevocable election under the Ashland Inc. Deferred Compensation Plan for Employees (2005) to have their contributions under this Plan spill over to the Ashland Inc. Deferred Compensation Plan for Employees (2005) once the limits on contributions to this Plan for the 2007 Plan Year are met. Effective January 1, 2008, the Employees described in paragraph (b) immediately above shall be eligible to make and change their contributions to the Plan on the same basis and under the same rules that apply to all other Employees who are Members of the Plan. If the Employees described in paragraph (b) immediately above again become eligible to make an irrevocable election to have their contributions under this Plan spill over to the Ashland Inc. Deferred Compensation Plan for Employees (2005) once the limits on contributions to this Plan for a particular Plan Year are met, then the rules of this paragraph (c) shall be applied without regard to the change that is effective January 1, 2008.

Section 3.2. Service With A Predecessor Employer. If the Plan had previously been maintained by a predecessor of a Participating Company, whether a corporation, partnership, sole proprietorship or other business entity, any period of service with such predecessor shall be treated as a period of service with a Participating Company. If the Plan had not been previously maintained by a predecessor of a Participating Company, service with such predecessor shall not be taken into account, except to the extent required pursuant to regulations prescribed by the United States Secretary of the Treasury or his delegate. Notwithstanding the foregoing, service by a sole proprietor or partner shall not be counted as a period of service with a Participating Company.

Section 3.3. Automatic Discontinuance of Contributions. If a Member ceases to be an Employee, or otherwise ceases to be eligible to participate pursuant to the terms of Article 3 of the Plan, his Salary Reduction Contribution, if any, shall be automatically discontinued.

If a Member elects to make a hardship withdrawal from his Account and Salary Reduction Contribution Account, if any, pursuant to the provisions of Section 12.3 of the Plan, such Member’s Salary Reduction Contribution Basic Contributions, if any, shall be automatically discontinued effective for payments of Compensation first occurring for the pay period of such Member after the Sponsoring Company records such withdrawal. The automatic discontinuance of contributions resulting from a hardship withdrawal shall last for a period of 12 calendar months, starting with the first calendar month coincident with or next following the automatic discontinuance of contributions. After the expiration of this 12 calendar month period, the Member must affirmatively elect to resume contributions pursuant to the provisions of Section 5.2 of the Plan. The 12-month suspension period described in the foregoing shall be changed to 6 months for hardship distributions made after December 31, 2001.

PARTICIPATION IN THE PLAN

Section 4.1. Salary Reduction Contributions.

(a) Salary Reduction Agreement. Except as otherwise provided in (b) below, each Member may elect to make Salary Reduction Contributions to the Plan pursuant to this Section. The Member’s Salary Reduction Contributions shall commence as of the Entry Date in which such individual becomes a Member. A Member’s Salary Reduction Agreement must be received by the Committee at least 30 days (or such shorter period prescribed by the Committee) prior to the first day of the payroll period for which the Salary Reduction Contributions are to commence.

(b) Automatic Enrollment.

(1) Eligible Group. Except as otherwise provided, this Section 4.1(b) shall apply to all Employees who are eligible to participate in the Plan in accordance with Article 3 of the Plan and who are hired, re-hired or otherwise becomes eligible to be a Plan Member after July 31, 2007. This Section 4.1(b) shall not apply to hourly paid Employees of Valvoline Instant Oil Change who are eligible to participate in the Plan in accordance with Article 3 of the Plan. The Employees to whom this Section 5.1(b) applies shall be referred to as a Section 4.1(b) Employee.

(2) Automatic Contribution. Each Section 4.1(b) Employee will be automatically enrolled to contribute 4% of Compensation. These contributions will start to be withheld from a Section 4.1(b) Employee’s Compensation within 60 days of first becoming a Section 4.1(b) Employee, or as soon thereafter as is administratively convenient. Each Section 4.1(b) Employee will be notified approximately 30 days before contributions are withheld from Compensation of Employee’s rights to abstain from making contributions and to make contributions in another amount permitted under the Plan. Any contribution from Compensation made pursuant to this Section 5.1(b) shall be treated in all respects under the Plan as a contribution for which there has been an affirmative election under the provisions of Article 4 of the Plan.

(3) Investments. The notice referred to in paragraph (2) above shall also inform the Section 4.1(b) Employee of his or her right to direct how his or her contributions will be invested. The notice will also identify the default investment in which the Section 4.1(b) Employee’s contributions will be invested in the event he or she fails to elect how his or her contributions will be invested. The Sponsoring Company and the Trustee shall, from time to time, designate the default investment pursuant to the rules of Article 7 and the terms of the Trust.

(4) Salary Reduction Contribution Rates. Subject to the limitations set forth herein, a Member may elect Salary Reduction Contributions for each pay period of any whole percentage of Compensation for the pay period in an amount no less than 1% and no more than 65% of Compensation for the pay period. The 65% limit may be exceeded for a Member to the extent required to facilitate the Member’s Catch-up Contribution under Section 4.2.

(5) Salary Reduction Contribution Limitations. Salary Reduction Contributions may be subject to certain Code limits and to administrative rules imposed by the Committee from time to time. The Committee may limit or adjust Salary Reduction Contributions as necessary or appropriate to meet Code limits applicable to Salary Reduction Contributions consistent with the provisions of this Article and Articles 5 and 6 of the Plan. The amount which a Member who is a Highly Compensated Employee, whose employment is not subject to the terms of the collective bargaining agreement, may contribute to the Plan as a Salary Reduction Contribution for any Plan Year may be limited to the extent the Committee in its discretion determines that such limitation is necessary or appropriate to avoid the violation by the Plan (or any other plan maintained by an Employer) of any applicable requirement of the Code or ERISA.

(6) Code Section 402(g) Salary Reduction Contribution  Limit. A Member shall not elect or contribute Salary Reduction Contributions of more than the limit imposed by Code Section 402(g) for any calendar year, or such greater amount as permitted by the Secretary of the Treasury for the calendar year, except to the extent permitted by Section 3.02 of the Plan and Code Section 414(v). If the Employer or an Affiliate maintains another plan with a cash or deferred arrangement described in Code Section 401(k), the Code Section 402(g) limit shall be applied as if such plan and the Plan were one plan. In the event that the foregoing limitation has been exceeded, the provisions of Section 5.3 shall be applied to correct the excess deferrals.

(7) Changes in Salary Reduction Contributions. Subject to Section 3.1(b), a Member may elect to change his contribution rate (including changes to or from 0%) within the limits set forth above by following such administrative procedures as may be prescribed by the Sponsoring Company, from time to time. Any such change to his contribution rate shall be effective with respect to the first paycheck for such Member issued for the first pay period beginning after the Sponsoring Company records such change.

(8) Payment of Salary Reduction Contributions to Trust. The Employer shall pay the Salary Reduction Contributions to the Trustee within a reasonable time following the end of each regular pay period (or, if sooner, as of the earliest date on which such Contributions can reasonably be segregated from the Employer’s general assets), but in no event later than the 15th business day of the month following the month which, in the absence of a salary redirection agreement, the Salary Reduction Contributions would have been paid to the Member as cash compensation.

(9) Automatic Suspension or  Discontinuance of Salary Reduction. If a Member ceases to be an Employee, or otherwise ceases to be eligible to participate pursuant to the terms of Article 3 of the Plan, his Salary Reduction Contributions, that were being made and allocated pursuant to the terms of this Article 4, if any, shall be automatically discontinued. If a Member elects to make a hardship withdrawal from his Account, if any, pursuant to the provisions of Section 11.3 of the Plan, such Member’s Salary Reduction Contribution, that were being made and allocated pursuant to the terms of this Article, if any, shall be automatically discontinued effective for payments of Compensation first occurring for the pay period of such Member after the Sponsoring Company records such withdrawal. The automatic discontinuance of contributions resulting from a hardship withdrawal shall last for a period of 12 calendar months, starting with the first calendar month coincident with or next following the automatic discontinuance of contributions. After the expiration of this 12 calendar month period, the Member must affirmatively elect to resume contributions pursuant to the provisions of this Article. The 12-month suspension period described in the foregoing shall be changed to 6 months for hardship distributions made after December 31, 2001.

(10) Mistake of Fact Contribution. Any Salary Reduction Contributions contributed by the Employer under a mistake of fact, within the meaning of ERISA Section 403(c)(2)(A)(i), shall be returned to the Employer if the Employer directs the Trustee to make the return, provided such return is made within one year of the date on which the Employer made the Salary Reduction Contribution.

(11) Crediting/Allocation to Salary Reduction Account. The Member’s Salary Reduction Contributions shall be credited to a Salary Reduction Account established under the Plan in the name of the Member. The Salary Reduction Contributions shall be considered allocated to the Member’s Salary Reduction Account effective as of each pay day during the Plan Year on which the Member would have received the Contributions as compensation but for the Member’s election to defer under a salary redirection agreement.

Section 4.2. Catch-Up Contributions. Any Member who is eligible to make Salary Reduction Contributions and who has attained age 50 before the close of the Plan Year, shall be eligible to make Catch-up Contributions for such Plan year in accordance with, and subject to the limitations, of Code Section 414(v). Such Catch-up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations described in Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such Catch-up Contributions.

Section 4.3. Matching Contributions. Effective January 1, 2011, for each pay period, each Participating Company shall make a Matching Contribution to the Plan on behalf of each Member who satisfied the requirements in Section 3.1(a)(3) and has made a Salary Redirection Contribution for such pay period under Section 4.1 equal to 100% of the Member’s Salary Redirection Contributions for the pay period up to the 4% of the Member’s Compensation for the pay period.

As soon as reasonably practicable after the end of each Plan Year, the Participating Company shall, to the extent necessary, make an additional contribution to a Member’s Matching Account so that the Member’s Matching Contributions for the Plan Year are not less than the percentages set forth above, determined with respect to the Member’s Compensation for the portion of the Plan Year in which the Member satisfied the eligibility requirements of Section 3.1(a)(3). Such additional contribution shall be made to the Matching Account of each Member who is eligible to receive a Matching Contribution for the Plan Year, whether or not the Member incurred a Termination of Employment during the Plan Year.

Any forfeitures under the Plan shall be used to reduce the amount of the Participating Companies’ Matching Contribution that would otherwise be contributed under this Section.

(a) Mistake of Fact Contribution. Any Matching Contributions contributed by the Employer under a mistake of fact, within the meaning of ERISA Section 403(c)(2)(A)(i), shall be returned to the Employer if the Employer directs the Trustee to make the return, provided such return is made within one year of the date on which the Employer made the Company Matching Contribution.

Section 4.4. Basic Retirement Contributions. Effective January 1, 2011, the Participating Companies shall contribute to the Trust on behalf of each Member who satisfied the eligibility requirements provided under Section 3.1(a)(3), a Basic Retirement Contribution determined in accordance with Subsections (1), (2), or (3).

(a) Except as provided in subsections (2) and (3) below, Members who were eligible to participate in the Plan as of December 31, 2010 and who are not a Grandfathered Employee, shall be entitled to a Basic Retirement Contribution based on percentage of the Member’s Compensation determined in accordance with the following tables:

Period of Service	Percentage of Compensation
1-10 Years	.5%
11-20 Years	3.0%
21 or more Years	4.5%

plus, a transition contribution equal to:

Age as of January 1, 2011	Percentage of Compensation
40-44 Years	2.0%
45-49 Years	3.0%
50-54 Years	4.0%
55 or greater	5.0%

(b) Notwithstanding the foregoing, any Member that is a Hercules Employee or becomes eligible to participate in the Plan on or after January 1, 2011, shall only be entitled to a Basic Retirement Contribution based on a percentage of the Member’s Compensation determined in accordance with the following:

Period of Service	Percentage of Compensation
1-10 Years	1.5%
11-20 Years	3.0%
21 or more Years	4.5%

(c) Grandfathered Employees and hourly paid Employees of Valvoline Instant Oil Change shall not be entitled to a Basic Retirement Contribution.

Section 4.5. Performance Retirement Contributions. Effective January 1, 2011, each Plan Year the Sponsoring Employer in its sole discretion may declare a Performance Retirement Contribution to be made to the Plan by the Participating Companies on behalf of each who Member who satisfied the eligibility requirements provided under Section 3.1(a)(3). The Performance Retirement Contribution will be determined based upon the Company’s performance for the most recently completed fiscal year. The Performance Retirement Contribution will be determined by the Sponsoring Company and based upon the percentage of the Member’s Compensation for the Plan Year.

Section 4.6. Rollover Contributions. Subject to the provisions of this Section 4.6, effective after December 31, 1997, a Member may contribute to the Plan, for allocation to the Member’s Account, an amount consisting of a Direct Rollover, a Regular Rollover or a Conduit IRA Rollover. Amounts contributed by a Member pursuant to this Section 4.6, and any earnings and any income allocable thereto, shall be fully vested and nonforfeitable at all times.

(a) Eligibility. Effective for rollover contributions to the Plan after December 31, 2002, Employees who meet the eligibility requirements of Section 3.1 of the Plan and former Employees who still have an Account or Salary Reduction Contribution Account in the Plan are eligible to make contributions under this Section 4.6.

(b) Direct Rollover. A Direct Rollover is a contribution that satisfies all of the following:

(1) The contribution is made in cash (including a check) or by such other means as may be prescribed by the Sponsoring Company, in consultation with the Trustee.

(2) The contribution consists of all or a portion of the taxable part of the Member’s benefit under another qualified trust or annuity (as defined in Code section 402(c)(8)). For this purpose, such a contribution may include an eligible rollover distribution to a Member that is a former Employee from another qualified trust sponsored by the Sponsoring Company, a Participating Company or an Affiliated Company. Effective for rollover contributions made after December 31, 2001, such contributions that are received from a qualified trust may also include amounts that were not taxable to the Member upon distribution. The Plan must, however, separately account for the rollover contributions that consist of amounts that were both taxable and non-taxable to the Member on distribution from the qualified trust. The non-taxable portion of such distribution will be treated as after-tax contributions made after 1986 under clause (ii) of Section 9.1. Additionally, after December 31, 2001, the Plan will accept (i) rollover contributions from an annuity contract described in section 403(b) of the Code, excluding after-tax employee contributions, and (ii) rollover contributions from an eligible plan under section 457(b) of the Code that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

(3) The contribution constitutes an eligible rollover distribution (as defined in Code Section 402(c)(4)).

(4) The contribution is being transferred directly to the Plan pursuant to the provisions of Code Section 401(a)(31). Effective for rollover contributions after December 31, 2001, the contribution is being transferred directly to the Plan pursuant to the provisions of Code section 401(a)(31), 403(b)(10) or 457(d)(1)(C), as applicable.

(5) The requirement in sub-section (1) above that Direct Rollover contributions be made in cash (including a check) shall not apply to Direct Rollover contributions made after April 30, 2006 by Employees who become Members of the Plan because of the Sponsoring Company’s acquisition of Stockhausen, LLC. Such a Member shall be able to make a Direct Rollover contribution to the Plan that includes the note for an outstanding plan loan under the 401(k) plan in which he or she participated immediately before the said acquisition, provided that the following requirements are met. The portion of the Direct Rollover contribution that includes the note must be a loan offset amount as defined in Treas. Reg. §1.402(c)-2, Q&A-9 and otherwise be part of an eligible rollover (see sub-section (3) hereinabove). Unless otherwise announced by written publication from the Sponsoring Company and the Trustee, such a Member will have to make a Direct Rollover contribution of the total balance of such Member’s account balance in the said 401(k) plan that meets the requirements for an eligible rollover. Additionally, a rollover contribution hereunder must be made within 30 days of May 31, 2006, in such manner as prescribed by the Sponsoring Company and Trustee. The Trustee and the Sponsoring Company, or either of them, may prescribe such other requirements as may be deemed to be convenient to effectuate the Direct Rollover contribution described in this sub-section (5). Any note that is part of a Direct Rollover contribution described in this sub-section (5) shall have substantially the same schedule of repayments under substantially the same terms as applied to the repayments being made to the said the 401(k) plan.

(c) Regular Rollover. A Regular Rollover is a contribution that satisfies all the requirements enumerated for a Direct Rollover in paragraph (b) of this Section 4.6, except the requirement of paragraph (b)(4) of this Section 4.6, and which is delivered by the Member to the Plan not later than the 60th day after the day of the Member’s receipt of the amount being contributed as a Regular Rollover. Effective for rollover contributions after December 31, 2001, the time limit of the preceding sentence may be extended as allowed in Code section 402(c)(3)(B).

(d) Conduit IRA Rollover. A Conduit IRA Rollover is a contribution that satisfies all of the following:

(1) The contribution is made in cash (including a check) or by such other means as may be prescribed by the Sponsoring Company, in consultation with the Trustee.

(2) The contribution consists of all or a portion of a Member’s benefit under an individual retirement account or individual retirement annuity, the assets of which consist solely of amounts attributable to a qualified trust as defined in Code Section 402(c)(8), as required under Code Section 408(d)(3)(A)(ii). The source of the distribution for rollover contributions after December 31, 2001 is not relevant so long as the amount of the rollover contribution was properly in the account from which it was distributed and so long as the rollover contribution to the Plan does not exceed the amount the Member received from such account that would have been included in gross income.

(3) The contribution is delivered by the Member to the Plan not later than the 60th day after the day of the Member’s receipt of the amount being contributed as a Conduit IRA Rollover. Effective for rollover contributions after December 31, 2001, the time limit of the preceding sentence may be extended as allowed in Code section 408(d)(3)(i).

(e) Information Provided by Member. Before the Plan will accept a Direct Rollover, a Regular Rollover or a Conduit IRA Rollover, the Sponsoring Company may require the Member to provide such information and documentation as the Sponsoring Company deems to be convenient and appropriate to demonstrate that the amount submitted as a Direct Rollover, Regular Rollover or Conduit IRA Rollover satisfies the requirements applicable to such a rollover. If, after accepting a contribution from a Member as a Direct Rollover, Regular Rollover or Conduit IRA Rollover, the Sponsoring Company becomes aware such contribution did not satisfy the applicable rollover requirements in paragraph (b), (c) or (d) of this Section 4.4, then the amount of such contribution and any earnings attributable to it will be automatically distributed within a reasonable time to the Member, without the Member’s consent.

(f) Investment. Coincident with or prior to the Plan’s acceptance of a contribution under this Section 4.6, the Member shall direct the Plan and the Trustee regarding the investment of the contribution among the investment alternatives provided in Article 7 of the Plan. The Member’s investment of contributions under this Section 4.6 shall be subject to all the relevant provisions of Article 7 of the Plan and shall be subject to such administrative procedures as prescribed, from time to time, by the Sponsoring Company, in consultation with the Trustee.

(g) Amounts Received as Surviving Spouse or Alternate. Distributions received by an Employee in the capacity of a surviving spouse or an alternate payee under a qualified domestic relations order that satisfies the requirements of paragraph (a) hereof shall be eligible to be contributed to the Plan as a rollover contribution if the relevant provisions of this Section 4.6 are met with respect to the same as though the Employee were an employee with respect to such distribution.

Section 4.7. Other Legal Contribution Limitations.

(a) Code 404 Deductibility  Limitations. The contributions of this Article shall be limited to the extent necessary to meet the contribution deductibility limitations of Code Section 404. In the event that such contribution limitation would be exceeded, the Committee shall not make contributions to the extent necessary to avoid exceeding such limitations, all in a consistent, uniform and nondiscriminatory manner.

(b) Code 415 Contribution Limitations. The crediting or allocation of contributions of this Article shall be limited to the extent necessary to meet the contribution limitations of Code Section 415 as contained in Article 6 of the Plan. In the event that such limitations are expected to be exceeded for any Member, the Committee shall limit the making of contributions for such Member in a consistent, uniform and nondiscriminatory manner.

ARTICLE V. CODE SECTION 402(G) LIMIT; CODE SECTIONS 401(K)

AND 401(M) NONDISCRIMINATION TESTS

Section 5.1. Actual Deferral Percentage Test. The Plan is intended to satisfy the safe harbor requirements under Code Section 401(k)(12). Salary Redirection Contributions shall be subject to the actual deferral percentage test contained in this Section with respect to any Plan Year in which the Plan fails to satisfy the safe harbor requirements of Code Section 401(k)(12). The actual deferral percentage test shall apply to the Salary Redirection Contributions made for the Plan Year as determined as of the end of the Plan Year. The Sponsoring Company may apply the actual deferral percentage test at any other time during the Plan Year, but shall not make distributions on account of the actual deferral percentage test until after the end of the Plan Year.

In no event shall the Actual Deferral Percentage for the Highly Compensated Eligible Employees exceed the greater of (i) the Actual Deferral Percentage for the Non-Highly Compensated Eligible Employees multiplied by 1.25; or (ii) the lesser of (A) the Actual Deferral Percentage for the Non-Highly Compensated Eligible Employees plus 2.00, or (B) the Actual Deferral Percentage for the Non-Highly Compensated Eligible Employees multiplied by 2 (hereinafter called the “actual deferral percentage test”). However, the amount of any excess deferrals under Section 6.1 for a calendar year attributable to Non-Highly Compensated Eligible Employees shall be disregarded and excluded from the computation of the actual deferral percentage test for the Plan Year in which such excess deferrals occurred, and, for this purpose, such excess deferrals shall be deemed to be the last contributions made during the calendar year in which such excess deferrals occurred, going backwards, until the contributions so determined equal the amount of the excess deferral for any such Employee. The Sponsoring Company may, without notice to any Member, discontinue the salary reduction contributions of any one or more Highly Compensated Employees when such discontinuance is deemed necessary or advisable to establish and/or preserve the Plan as qualified under the provisions of Section 401(a) and Section 401(k) of the Code. To the extent permitted by regulations issued by the Secretary of the Treasury of the United States or his delegate, such discontinuance by the Sponsoring Company may be retroactive and/or be by way of reclassification of Member contributions and/or by way of distributions to Members. If salary reduction contributions are discontinued pursuant to the terms of this Section 5.1, the payroll deductions which were related to such contributions shall continue at the same rate for each affected Member, and such contributions, from and after the date of such discontinuance, shall be deemed to be contributions made under and subject to the provisions of Article 5, including, but not limited to, the limitations applicable to such contributions under Section 5.2 of the Plan. If the Sponsoring Company determines to allow salary reduction contributions to resume for any or all of the Highly Compensated Eligible Employees, the rate of the contributions being made as of the day prior to such resumption which related to the original discontinuance of the Salary Reduction Contributions shall cease to be made under the provisions of Article 4 and shall, from and after the date of such resumption, be made under the terms of this Article 5 at a rate for each Member equal to the lesser of the rate at which such contributions were being made prior to their prior discontinuance or such rate as is prescribed by the Sponsoring Company, pursuant to the terms of this Section 5.1. Notwithstanding anything to the contrary contained herein, the following actions may be taken by the Sponsoring Company, without notice to any Member, in the event that the actual deferral percentage test is not satisfied for the Plan Year. In such event, the amount by which the salary reduction contributions for such Plan Year which are allocated to the Salary Reduction Contribution Accounts of Highly Compensated Eligible Employees exceeds the maximum amount of such contributions that could have been made for such Plan Year to satisfy the actual deferral percentage test (hereinafter “excess contributions”) shall be distributed, with their allocable share of income or loss, to the Highly Compensated Eligible Employees by the end of the following Plan Year, as determined for each such Employee in the following described manner. To determine the total excess contributions, the actual deferral ratios (which is for each Highly Compensated Eligible Employee the ratio of salary reduction contributions allocated to his Salary Reduction Contribution Account for the Plan Year to his Actual Deferral Percentage Compensation for the Plan Year) of the Highly Compensated Eligible Employees for such Plan Year are reduced, beginning with the Highly Compensated Eligible Employee(s) having the highest actual deferral ratio, in succession, until each such actual deferral ratio is reduced to no more than the greater of the following —

(a) the particular actual deferral ratio resulting in the Actual Deferral Percentage for the Highly Compensated Eligible Employees that satisfies the actual deferral percentage test, calculated under the formula of [ (M x T) – S ] ÷ N, where M is the maximum allowable Actual Deferral Percentage for the Highly Compensated Eligible Employees , based upon the Actual Deferral Percentage of the Non-Highly Compensated Eligible Employees for such Plan Year, T is the total number of Highly Compensated Eligible Employees for the Plan Year, S is the sum of the actual deferral ratios of the Highly Compensated Eligible Employees who do not have the highest actual deferral ratio for the Plan Year, and N is the number of Highly Compensated Eligible Employees who do have the highest actual deferral ratio for the Plan Year; or

(b) the actual deferral ratio of the Highly Compensated Eligible Employee(s) with the next highest actual deferral ratio; until no such Highly Compensated Eligible Employee’s actual deferral ratio for the Plan Year exceeds the highest permitted such ratio for such Plan Year.

The amount of the total excess contributions to be distributed to a particular Highly Compensated Eligible Employee for the Plan Year is determined by starting with the Highly Compensated Eligible Employee with the greatest amount of salary reduction contributions allocated to his Salary Reduction Contribution Account for such Plan Year and reducing the amount of such contributions to the next highest amount of such contributions for a Highly Compensated Eligible Employee and continuing in descending order until all the excess contributions have been so allocated and distributed. For this purpose, the highest amount of such contributions is determined after the distribution of any excess contributions. However, the excess contributions so allocated to a Highly Compensated Eligible Employee cannot exceed the amount of Salary Reduction Contributions actually allocated to such Highly Compensated Eligible Employee’s Salary Reduction Contribution Account for the Plan Year, and are reduced by the amount of any previously distributed excess deferrals under Section 5.1 attributable to such Plan Year.

In the event the actual deferral percentage test of this Section causes a corrective distribution of Salary Redirection Contributions, any attributable Matching Contribution thereto shall not be made to the Plan or, if already made to the Plan, shall be forfeited (together with allocable Earnings thereon,) and used to reduce otherwise required

Participating Employer contributions under the Plan. The amount of allocable income or loss that is added to a Highly Compensated Eligible Employee’s distribution of excess contributions is equal to the income or loss allocable to the salary reduction contributions for the Plan Year multiplied by a fraction whose numerator is the excess contributions allocated to the Highly Compensated Eligible Employee for the Plan Year and whose denominator is the sum of such Employee’s Salary Reduction Contribution Account on the first day of such Plan Year and the salary reduction contributions under allocated to his Salary Reduction Contribution Account for such Plan Year. Notwithstanding anything to the contrary, if, during the Plan Year for which an excess contribution is made, a Highly Compensated Eligible Employee who would otherwise be allocated a share of such excess contribution with its allocable share of income or loss receives a distribution of all of his Salary Reduction Contribution Account, such distribution shall be deemed to have been a distribution of such Employee’s share of the excess contribution and its allocable share of income or loss.

Section 5.2. Actual Contribution Percentage Test. The Plan is intended to satisfy the safe harbor requirements under Code Section 401(m)(11) with respect to each Participant who receives Matching Contributions. Matching Contributions shall be subject to the actual contribution percentage test of this Section with respect to any Plan Year in which the Plan fails to satisfy the safe harbor requirements of Code Section 401(m)(11). The actual contribution percentage test shall apply to the Matching Contributions made for the Plan Year as determined as of the end of the Plan Year. The Sponsoring Company may apply the actual contribution percentage test at any other time during the Plan Year, but shall not make distributions on account of the actual contribution percentage test until after the end of the Plan Year.

In no event shall the Actual Contribution Percentage for the Highly Compensated Eligible Employees exceed the greater of (i) the Actual Contribution Percentage for the Non-Highly Compensated Eligible Employees multiplied by 1.25; or (ii) the lesser of (A) the Actual Contribution Percentage for the Non-Highly Compensated Eligible Employees plus 2.00, or (B) the Actual Contribution Percentage for the Non-Highly Compensated Eligible Employees multiplied by 2 (hereinafter called the “actual contribution percentage test”). The Sponsoring Company may, without notice to any Member, discontinue all or part of the contributions of any one or more Highly Compensated Eligible Employees when such discontinuance is deemed necessary or advisable to establish and/or preserve the Plan as qualified under the provisions of Section 401(a) of the Code and related provisions or to satisfy the actual contribution percentage test in the immediately preceding sentence. To the extent permitted by regulations issued by the Secretary of the Treasury of the United States or his delegate, such discontinuance by the Sponsoring Company may be retroactive. Notwithstanding anything to the contrary contained herein, the following actions may be taken by the Sponsoring Company, without notice to any Member, in the event that the actual contribution percentage test is not satisfied for the Plan Year:

(a) If the actual deferral percentage test of Section 5.2 is satisfied for such Plan Year, then the Sponsoring Company may recharacterize such amount of the salary reduction contributions allocated to the Salary Reduction Contribution Accounts of the Non-Highly Compensated Eligible Employees for such Plan Year as Participating Company contributions for such Plan Year to the extent that such recharacterization would allow the Plan to satisfy the actual contribution percentage test for such Plan Year; provided that the actual deferral percentage test was still met for such Plan Year, both with and without the amounts so recharacterized. Any contributions that are so recharacterized shall not otherwise be considered to be Participating Company contributions and shall remain allocated to the Salary Reduction Contribution Accounts of the affected Non- Highly Compensated Eligible Employees.

(b) If the actual contribution percentage test for the Plan Year cannot be satisfied under (a) of this Section 5.2, then the amount by which the Participating Company contributions and Member contributions for such Plan Year which are allocated to the Accounts of Highly Compensated Eligible Employees exceeds the maximum amount of such contributions that could have been made for such Plan Year to satisfy the actual contribution percentage test (hereinafter “excess aggregate contributions”) shall be distributed, with their allocable share of income or loss, to the Highly Compensated Eligible Employees by the end of the following Plan Year, as determined for each such Employee in the following described manner. The total amount of the excess aggregate contributions for the year is first determined. To determine the total excess aggregate contributions, the actual contribution ratios (which is for each Highly Compensated Eligible Employee the ratio of Member and Participating Company contributions allocated to his Account for the Plan Year to his Actual Deferral Percentage Compensation for the Plan Year) of the Highly Compensated Eligible Employees for such Plan Year are reduced, beginning with the Highly Compensated Eligible Employee(s) having the highest actual contribution ratio, in succession, until each such actual contribution ratio is reduced to no more than the greater of the following —

(1) the particular actual contribution ratio resulting in the Actual Contribution Percentage for the Highly Compensated Eligible Employees that satisfies the actual contribution percentage test, calculated under the formula of [ (M x T) – BS ] ÷ N, where M is the maximum allowable Actual Contribution Percentage for the Highly Compensated Eligible Employees , based upon the Actual Contribution Percentage of the Non-Highly Compensated Eligible Employees for such Plan Year, T is the total number of Highly Compensated Eligible Employees for the Plan Year, S is the sum of the actual contribution ratios of the Highly Compensated Eligible Employees who do not have the highest actual contribution ratio for the Plan Year, and N is the number of Highly Compensated Eligible Employees who do have the highest actual contribution ratio for the Plan Year; or

(2) the actual contribution ratio of the Highly Compensated Eligible employee(s) with the next highest actual contribution ratio; until no such Highly Compensated Eligible Employee’s actual contribution ratio for the Plan Year exceeds the highest permitted such ratio for such Plan Year. The amount of the total excess aggregate contributions to be distributed to a particular Highly Compensated Eligible Employee for the Plan Year is determined by starting with the Highly Compensated Eligible Employee with the greatest amount of Member and Participating Company contributions allocated to his Account for such Plan Year and reducing the amount of such contributions to the next highest amount of such contributions for a Highly Compensated Eligible Employee and continuing in descending order until all the excess aggregate contributions have been so allocated and distributed. For this purpose, the highest amount of such contributions is determined after the distribution of any excess aggregate contributions. However, the excess aggregate contributions so allocated to a Highly Compensated Eligible Employee cannot exceed the sum of the Participating Company contributions and Member contributions actually allocated to such Highly Compensated Eligible Employee’s Account for the Plan Year. The amount of allocable income or loss that is added to a Highly Compensated Eligible Employee’s distribution of excess aggregate contributions is equal to the income or loss allocable to the Member contributions under this Article 5 and the Participating Company contributions for the Plan Year multiplied by a fraction whose numerator is the excess aggregate contributions allocated to the Highly Compensated Eligible Employee for the Plan Year and whose denominator is the sum of such Employee’s Account on the first day of such Plan Year and the Member contributions under this Article 5 and Participating Company contributions allocated to his Account for such Plan Year. Notwithstanding anything to the contrary, if, during the Plan Year for which an excess aggregate contribution is made, a Highly Compensated Eligible Employee who would otherwise be allocated a share of such excess aggregate contribution with its allocable share of income or loss receives a distribution of all of his Account, such distribution shall be deemed to have been a distribution of such Employee’s share of the excess aggregate contribution and its allocable share of income or loss.

Section 5.3. Code Section 402(g). Member Salary Reduction Contributions (together with elective contributions as defined under Treasury Regulation Section 1.402(g)-1 to any other qualified plan), when combined with any other contributions of such Member intended to be made under Section 401(k) of the Code to any other plan (if any) which allows such contributions maintained by the Sponsoring Company or maintained by an Affiliated Company, which are made by such Member from and after the time any such plan was so maintained, shall not exceed the dollar limitation as determined by the United States Secretary of the Treasury or his delegate pursuant to Section 402(g) of the Code to reflect increases in the cost of living and to be adjusted no more than annually. Notwithstanding anything in the foregoing to the contrary, if a Member’s Salary Reduction Contributions made during a calendar year exceed the maximum dollar limitation described above (hereinafter called “excess deferral”), then such Member may notify the Sponsoring Company by March 1 of the calendar year following the calendar year for which such excess deferral was made, in writing, under such procedures as may be prescribed by the Sponsoring Company, from time to time, of the amount of such excess deferral in the Plan. If the Sponsoring Company has actual knowledge of such an excess deferral for a Member, then such written notice from such Member shall be deemed to have been given. After such actual notice or deemed notice occurs, the amount of such excess deferral, reduced by any prior distributions of excess contributions, shall be distributed to the Member, with its allocable share of income or loss, by April 15 of the calendar year following the calendar year for which the excess deferral occurred; provided, however, that such distribution may be made earlier, including within the calendar year for which the excess deferral occurred. The amount of income or loss allocable to the distribution of the excess deferral is determined by multiplying the amount of income or loss allocable to the contributions made to the Plan for the calendar year during which the excess occurred (or if earlier, the income or loss for such contributions as of the Valuation Date immediately prior to the distribution) by a fraction whose numerator is the excess deferral for such Member and whose denominator is the sum of such Member’s Salary Reduction Contribution Account balance as of the beginning of the calendar year for which the excess deferral occurred and the amount of such Member’s Salary Reduction Contributions for that calendar year (or if earlier, the amount of such contributions as of the Valuation Date immediately prior to the distribution). In the event of the return of excess deferrals, the attributable Matching Contributions thereto shall not be made to the Plan or, if already made to the Plan, shall be forfeited (together with allocable Earnings thereon) and used to reduce otherwise required Participating Company contributions under the Plan. Notwithstanding anything to the contrary, if, during the calendar year for which an excess deferral is made, a Member who would otherwise receive a distribution of such an excess deferral with its allocable share of income or loss receives a distribution of all of his Salary Reduction Contribution Account, such distribution shall be deemed to have been a distribution of such Member’s excess deferral and its allocable share of income or loss.

ARTICLE VI. CODE SECTION 415 CONTRIBUTION LIMITS

Section 6.1. Limitation on Annual Additions.

(a) Notwithstanding any other provision of the Plan, the sum of the Annual Additions (as hereinafter defined) to a Member’s Account and Salary Reduction Contribution Account for a Limitation Year (as defined in Section 6.4) ending after January 1, 1984 shall not exceed the lesser of: (i) $30,000 as adjusted under Section 415(d) of the Code, determined as of the applicable Limitation Year; or (ii) 25% of such Member’s Limitation Year Compensation (as defined in Section 6.4). Effective for Limitation Years beginning after December 31, 2001, the sum of the said Annual Additions shall not exceed (except as otherwise allowed under Code section 414(v)) the lesser of: (i) $40,000 as adjusted under Section 415(d) of the Code, determined as of the applicable Limitation Year; or (ii) 100% of such Member’s Limitation Year Compensation (as defined in Section 7.4). The limitation in each clause (ii) above shall not apply with respect to any contributions for medical benefits (within the meaning of Section 419A(f)(2) of the Code) after separation from service which are otherwise treated as an Annual Addition or to any amount otherwise treated as an Annual Addition under Section 415(l) of the Code. The term Annual Additions to a Member’s Account for any Limitation Year shall mean the sum of:

(1) such Member’s allocable share of the total aggregate Participating Company contributions for the Plan Year ending within such Limitation Year;

(2) amounts allocated under Section 4.1 to such Member’s Salary Reduction Contribution Account for the Plan Year ending within such Limitation Year (other than excess deferrals distributed to the Member by April 15 of the calendar year following the calendar year during which such excess deferral arose);

(3) the amount of such Member’s Salary Reduction Contribution to his account for the Plan Year ending within such Limitation Year (other than rollover contributions, repayments of loans or of amounts described in Section 411(a)(7)(B) of the Code in accordance with the provisions of Section 411(a)(7)(C) of the Code, repayments of amounts described in Section 411(a)(3)(D) of the Code, direct transfers between qualified plans, deductible employee contributions within the meaning of Section 72(o)(5) of the Code; and salary reduction contributions to a simplified employee pension plan which are excludable from gross income under Section 408(k)(6) of the Code);

(4) amounts allocated, in years beginning after March 31, 1984, to an individual medical benefit account, as defined in Section 415(l)(2) of the Code, which is part of a defined benefit plan; and

(5) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee, as defined in Section 419A(d)(3) of the Code, under a welfare benefits fund, as defined in Section 419(e) of the Code, maintained by a Participating Company or an Affiliated Company.

Except as provided in (2) of this paragraph (a), excess deferrals, excess contributions and excess aggregate contributions are included as Annual Additions for the Limitation Year for which they are allocated to an account.

(b) In the event that it is determined that, but for the limitations contained in paragraph (a) of this Section 6.1, the Annual Additions to a Member’s Account and Salary Reduction Contribution Account for any Limitation Year would be in excess of the limitations contained herein, such Annual Additions shall be reduced to the extent necessary to bring such Annual Additions within the limitation contained in paragraph (a) of this Section 6.1 in the following order:

(1) Any employee contributions by a Member to his Account which are included in such Annual Additions shall be returned to such Member together with any gain attributable to such returned employee contributions unless the return of employee contributions under this sub-paragraph (1) results in discrimination in favor of employees of the Sponsoring Company, or other Participating Company which is not an Affiliated Company of the Sponsoring Company, who are officers or highly compensated;

(2) If there are no such employee contributions, or, if such employee contributions cannot be returned or are not sufficient to reduce such Annual Additions to the limitations contained herein, to the extent permitted by the Code and/ or regulations issued thereunder, contributions allocated to a Member’s Salary Reduction Contribution Account which are included in such Annual Additions shall be paid to such Member together with any gain attributable to such contributions;

(3) If there are no such allocations, or, if such allocations cannot be paid to such Member or are not sufficient to reduce such Annual Additions to the limitations contained herein, such Member’s allocable share of the aggregate Participating Company contributions for the Plan Year ending within such Limitation Year shall be reduced.

(c) To the extent that the amount of any Member’s allocable share of the aggregate Participating Company contributions is reduced in accordance with the provisions of paragraph (b) of this Section 6.1, the amount of such reductions shall be treated as a forfeiture under the Plan and shall be applied to reduce Participating Company contributions made or to be made after the date on which such reduction arose or, if there are no such contributions made, shall be returned to the Participating Companies.

Section 6.2. Limitation on Annual Additions for Participating Companies or Affiliated Companies Maintaining Other Defined Contribution Plans. In the event that any Member of this Plan is a participant under any other Defined Contribution Plan (as defined in Section 6.3)

maintained by a Participating Company or an Affiliated Company (whether or not terminated), the total amount of Annual Additions to such Member’s accounts under all such Defined Contribution Plans shall not exceed the limitations set forth in Section 6.1; provided, however, if any such Defined Contribution Plan is subject to a special limitation in addition to, or instead of, the regular limitations described in Sections 415(b) and 415(c) of the Code: (i) the total amount of Annual Additions to such Member’s Account, Salary Reduction Contribution Account and Restricted Company Match Account in this Plan (only) shall not exceed the limitations set forth in Section 6.1, (ii) the combined limitations for all such Defined Contribution Plans (including this Plan) shall be the larger of such special limitation or the limitations set forth in Section 6.1 and (iii) if any such other Defined Contribution Plan is a tax credit employee stock ownership plan under which the amount allocated to such Member for a Limitation Year is equal to the limitation set forth in Section 6.1, no part of the total aggregate Participating Company contributions for such Limitation Year may be allocated to such Member under this Plan. If it is determined that as a result of the limitations set forth in this Section 6.2 the Annual Additions to a Member’s Account, Salary Reduction Contribution Account and Restricted Company Match Account in this Plan must be reduced, such reduction shall be accomplished in accordance with the provisions of Section 6.1.

Section 6.3. Definitions Relating to Annual Additions Limitations. For purposes of Section 6.1, Section 6.2 and this Section 6.3, the following definitions shall apply:

(a) “Retirement Plan” shall mean (i) any profit sharing, pension or stock bonus plan described in Sections 401(a) and 501(a) of the Code, (ii) any annuity plan or annuity contract described in Sections 403(a) or 403(b) of the Code, (iii) any qualified bond purchase plan described in Section 405(a) of the Code, (iv) any individual retirement account, individual retirement annuity or retirement bond described in Sections 408(a), 408(b) or 409(a) of the Code and (v) any simplified employee pension.

(b) “Defined Contribution Plan” shall mean (i) a Retirement Plan which provides for an individual account for each participant therein and for benefits based solely on the amount contributed to the participant’s account, and any income, expenses, gains and losses, and any forfeitures of accounts of other participants which may be allocated to such participant’s account and (ii) mandatory and/or voluntary employee contributions to a defined benefit plan to the extent of such employee contributions.

(c) “Limitation Year” shall mean the Plan Year.

(d) “Limitation Year Compensation” shall mean the Member’s wages, salaries, fees for professional service and other amounts received for personal services actually rendered in the course of employment with the Participating Companies and Affiliated Companies during a Limitation Year including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, and bonuses. For this purpose, effective January 1, 2008, Limitation Year Compensation shall also include the Compensation described in clauses (1)-(3) of Section 2.1(h). Limitation Year Compensation shall not include deferred compensation amounts (other than amounts received by a Member pursuant to an unfunded non-qualified plan in the year such amounts are includable in the gross income of the Member for federal income tax purposes); amounts allocated to a Member’s Salary Reduction Contribution Account, provided, however, that such amounts shall be included as Limitation Year Compensation in Limitation Years beginning after December 31, 1997; allowances paid by reason of foreign assignment; amounts realized from the exercise of non-qualified stock options or when restricted stock (or property) held by a Member becomes freely transferable or is no longer subject to a substantial risk of forfeiture; amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and other amounts which receive special tax benefits. Notwithstanding anything in the foregoing to the contrary, effective for Limitation Years beginning after December 31, 1997, elective deferrals pursuant to Code sections 125 or 457 shall be included as Limitation Year Compensation. Effective for Limitation Years beginning after December 31, 2000, elective deferrals pursuant to Code section 132(f)(4) shall also be included in Limitation Year Compensation. Effective for Limitation Years beginning on and after October 1, 1994, the applicable annual compensation limit becomes $150,000 and adjustments thereto shall only be made in increments of $10,000, rounded down to the next lowest multiple of $10,000, in such manner as determined by Code section 415(d) from time to time. Effective for Limitation Years beginning on and after January 1, 2002, the applicable annual compensation limit becomes $200,000 and adjustments thereto shall only be made in increments of $5,000 rounded down to the next lowest multiple of $5,000, in such manner as determined by Code section 415(d) from time to time.

ARTICLE VII. INVESTMENT OF CONTRIBUTIONS

Section 7.1. Investment Funds. The Trust Fund shall be invested by the Trustee in such investment funds as may be agreed upon, from time to time, between the Trustee and the Sponsoring Company, as provided in Section 4 of the trust agreement between the Sponsoring Company and the Trustee, dated as of November 22, 2008 and as it may be amended thereafter, including all attachments and exhibits appended thereto, all of which are incorporated herein by reference and made a part hereof. Any provision of the trust agreement so incorporated that is in conflict with a provision regarding the investment funds contained herein shall supercede and control over the conflicting provision contained herein. Among the investment funds that the Trustee and the Sponsoring Company may agree to make available for Members’ investment elections is the following:

(a) Fund A - Ashland Common Stock Fund shall be a fund consisting of common stock of the Sponsoring Company contributed by one or more Participating Companies or purchased by the Trustee (i) on the open market; (ii) by the exercise of stock rights; (iii) through participation in any dividend reinvestment program of the Sponsoring Company, including any such program which involves the direct issuance or sale of common stock by the Sponsoring Company (if no commission is charged with respect to such direct issuance or sale); or (iv) from the Sponsoring Company whether in treasury stock or authorized but unissued stock. Stock purchased by the Trustee pursuant to clause (iii) of this paragraph (a) shall be valued pursuant to such dividend reinvestment program and shall be purchased in accordance with all of the terms and conditions of such program. Stock contributed by a Participating Company or purchased by the Trustee pursuant to clause (iv) of this paragraph (a) shall be valued at the closing price of such stock on the New York Stock Exchange composite tape for the trading day immediately preceding the date on which such stock is contributed or sold to the Plan; provided, however, that effective on and after April 1, 1996, stock acquired pursuant to clause (iv) of this paragraph (a) shall be valued at the closing price of such stock on the New York Stock Exchange at 4:00 PM for the date as of which such stock is contributed or sold to the Plan and provided further, that any such stock so contributed shall be in whole shares only. In no event shall a commission be charged with respect to a purchase pursuant to clause (iv). The Trustee may, to the extent it is mutually agreed upon by the Trustee and the Sponsoring Company, maintain a portion of the investment in Fund A in cash and/or cash equivalents, in accordance with the terms of the trust agreement, for the purpose of fund liquidity and to accommodate distributions. Notwithstanding anything in the Plan to the contrary, effective January 1, 2000, if there is a stock dividend of shares of Arch Coal, Inc. paid with respect to amounts held in Fund A, the Ashland Common Stock Fund, and on amounts held in the Restricted Company Match Accounts, such stock dividend shall be allocated to an investment fund maintained in the Plan, which may be a separately accounted for subdivision of Fund A, hereinafter referred to as the Arch Coal Investment Fund, to hold each Member’s and Beneficiary’s allocable share of such stock dividend. The terms of the Arch Coal Investment Fund shall not allow any Member or Beneficiary to transfer additional amounts thereto, but, nevertheless, shall provide that any cash dividends paid on such stock dividend allocated thereto be used to acquire additional amounts of such stock. Additionally, Members and Beneficiaries having interests invested in the Arch Coal Investment Fund shall be able to direct the Trustee regarding the voting of the shares of stock represented by the said investment therein in the same manner as prescribed in Section 15.6 and in Article 23 of the Plan.

Section 7.2. Allocation of Contributions to Funds. A Member’s contributions made under Article 4 of the Plan and the Member’s allocable share of the aggregate Participating Company contributions that are not allocated to initial investment in Fund A - Ashland Common Stock Fund shall be invested in one of more of the investment Funds provided from time to time in the trust agreement, as elected by the Member pursuant to Article 4 or as subsequently changed in accordance with Section 7.3. The amount so elected to be invested by a Member in a particular Fund cannot be less than 5% of the total of the contributions to be invested and must otherwise be expressed in whole percentage point increments, unless otherwise specified under administrative rules promulgated by the Sponsoring Company. An account shall be established for each Member under each Fund to which contributions on behalf of such Member have been allocated and a separate account shall be established under each such Fund in respect of any salary reduction contributions under Article 6 of the Plan. Additionally, each Member’s contributions allocated to his Account before 1987 which consisted of after-tax contributions of such Member shall be separately accounted for.

Section 7.3. Change in Investment Options. A Member may elect to change his investment option or options for future contributions by following such administrative procedures as may be prescribed by the Sponsoring Company, from time to time, and any such change shall be effective with respect to the first paycheck for such Member issued for the first pay period beginning after the Sponsoring Company records such change.

Section 7.4. Transfer Between Investment Funds. A Member may elect to transfer all or a portion of his Account and Salary Reduction Contribution Account from one investment fund option available under the trust agreement to or among any other investment fund options available under the trust agreement by following administrative procedures prescribed by the Sponsoring Company and the Trustee (acting either in tandem or alone), from time to time.

Those administrative procedures may include but are not limited to the following:

(a) Requirements regarding the minimum amount a Member may direct to be transferred from one investment fund to another;

(b) Requirements limiting the frequency with which a Member may exchange amounts between and among the investment fund options under the trust agreement; and

(c) Other requirements that may be necessary or convenient to administer the provisions of this Section 8.4.

Investment changes under this Section 8.4 are generally effective not later than the end of the next day following the day on which such investment transfer is recorded on the records of the Trustee and on which the New York Stock Exchange is open.

Section 7.5. Trustee to Trustee Transfers.

(a) PAYSOP Termination. In connection with the termination of the portion of the Ashland Inc. PAYSOP, effective January 31, 1991, the Plan shall accept direct transfers of shares of common stock of the Sponsoring Company for investment in Fund A hereunder, valued as of the date of such transfer under the rules applicable under such PAYSOP, with respect to Employees who are eligible to participate in the Plan. Except for purposes of the rules for determining the amount of and the limitations on Participating Company contributions under Articles 7 and 24 of the Plan, such direct transfers of shares shall be treated in the same manner as Participating Company contributions made to the Plan with respect to an Employee.

(b) LESOP Diversification. In connection with the making of investment directions under Section 7.5 of the Ashland Inc. Leveraged Employee Stock Ownership Plan, the Plan shall accept direct transfers of shares of common stock of the Sponsoring Company for investment in Fund A hereunder, and for allocation to the Account of the Member who directed that such transfer be made, valued as of the date of such transfer under the rules applicable under such plan. Except for purposes of the rules for determining the amount of and the limitations on Participating Company contributions under Articles 4 and 23 of the Plan, such direct transfers of shares shall be treated in the same manner as Participating Company contributions made to the Plan with respect to a Member and allocated to such Member’s Account.

(c) Subject to the satisfaction of the following requirements, a Member may make a voluntary and informed election directing that his entire vested Account and Salary Reduction Contribution Account be transferred directly from the Trustee of this Plan to the trustee of another plan (“transferee plan”) which is qualified under Section 401(a) of the Code. The requirements which must be satisfied are as follows:

(1) The Member shall have the option to allow his Account and Salary Reduction Contribution Account to remain in this Plan for the maximum period of time allowed under Sections 12.1 and 12.1 of the Plan.

(2) The Account and Salary Reduction Contribution Account, when transferred to the transferee plan, must be fully vested thereunder and, immediately after such transfer, the Member would receive from the transferee plan, on a termination basis, a benefit therefrom which is at least equal to the benefit to which he would have been entitled, on a termination basis, from this Plan immediately before such transfer, within the meaning of the provisions of Section 414(1) of the Code.

(3) The transfer of the Member’s Account and Salary Reduction Contribution Account shall be in cash, except to the extent the Member would be entitled to receive a distribution in kind. To the extent that a Member is so entitled to receive a distribution in kind, the Member may direct that the transfer be made in kind, except to the extent the transferee plan will not accept the transfer in kind.

The amount of cash or in kind assets transferred shall be determined in the same manner as any other distribution under the Plan.

(4) The Member shall otherwise be entitled to a distribution pursuant to the provisions of Article 10 and Article 12.

(5) The Member provides such evidence from the transferee plan to the Plan Administrator, as prescribed by the Plan Administrator, which is sufficient to demonstrate that the transferee plan is qualified under Section 401(a) of the Code, that the terms of the transferee plan allow it to accept such a transfer in the form in which it will be made as prescribed under (iii) above, and that the transferee plan meets the applicable provisions of (ii) above.

Section 7.6. Loans.

(a) Eligibility. Any Member who is an Employee paid on the payroll system of the Sponsoring Company or, effective January 1, 2001, any Member whether or not paid on the payroll system of the Sponsoring Company (including, among others, former Employees, but excluding alternate payees under approved qualified domestic relations orders and beneficiaries of deceased Members) may apply for a loan from his Salary Reduction Contribution Account and his Account, subject to the terms, conditions and limitations prescribed in this Section 6.6 of the Plan and those on any loan agreement or promissory note signed by such Member. Any such Member who is eligible for a loan may apply for a loan by contacting the Trustee in the manner prescribed by the Sponsoring Company, from time to time. A Member to whom a loan is made automatically agrees to be bound by all the terms and conditions associated with such loan by receiving, accepting, cashing and/or depositing the check representing the loan amount, including any loan agreement and/or promissory note, the provisions of which were on or sent in association with such check.

(b) Conditions. Loans under (a) above shall meet all of the following requirements:

(1) such loans shall be available to Members who are parties in interest (as defined in ERISA Section 3(14)(H)) on a reasonably equivalent basis, provided, however, any such Member to whom a loan is made must satisfy the eligibility requirements identified in paragraph (a) of this Section 6.6;

(2) such loans shall not be made available to Members who are highly compensated employees (as defined in Code Section 414(q)) in an amount greater than the amount made available to other Members; provided, however, that the Plan may lend the same percentage of a person’s vested benefits to Members with both large and small amounts of vested benefits;

(3) such loans shall be made in accordance with definite plans for repayment;

(4) such loans shall bear a reasonable rate of interest which shall be equal to the prime rate of interest, as determined by the Sponsoring Company or the

Trustee, for the calendar month preceding the calendar month during which the loan is made plus one percentage point and such rate of interest shall be compounded monthly;

(5) such loans shall not be made in an amount of less than $1,000 and no more than two loans for an eligible Member may be outstanding at one time;

(6) such loans shall be subject to an initiation fee upon approval and an annual processing fee charged against the Salary Reduction Contribution Account and/or Account of the Member as an expense, additionally, for loans made after January 1, 1998, if determined by the Sponsoring Company to be reasonably required, such loans shall be subject to any applicable tax, fee, collection or other pecuniary charge imposed by any federal, state or local government or division thereof and it shall be collected from either the amount of the loan or from the Member’s Account or Salary Reduction Contribution Account;

(7) Members to whom such loans are made shall agree to repay such loans by means of payroll deductions; and

(8) such loans shall be adequately secured by an assignment of 50% of a borrowing Member’s nonforfeitable benefits in his Salary Reduction Contribution Account and Account under the Plan; provided, however, in the event of default, foreclosure on the note and attachment of security will not occur until a distributable event occurs under the Plan.

(c) Limitation on Amount. A loan under the Plan (when added to other loans outstanding under the Plan and any other plans taken into account under Section 72(p)(2)(C) of the Code) to a Member shall not exceed the lesser of:

(1) $50,000 reduced by the difference between the Member’s highest outstanding loan balance under the Plan during the one-year period ending on the date the loan is made and the Member’s outstanding loan balance under the Plan on the date the loan is made; or

(2) 50% of the nonforfeitable portion of the Member’s Salary Reduction Contribution Account and Account.

(d) Repayments.

(1) Period to Repay. Each loan under this Section 6.6 must be repaid within five years of the date it is made.

(2) Method of Repayment. Except as otherwise allowed, a Member’s repayment of a loan shall be made by means of payroll deductions providing for substantially level amortization with payments not less than quarterly. Notwithstanding the foregoing, a Member may pre-pay the total outstanding balance of a loan by delivering a money order, cashier’s check or certified check in the amount of such balance in such manner as may be prescribed, from time to time, by the Sponsoring Company. A Member with one or more loans outstanding who, after December 31, 1997, ceases to be paid through the payroll system of the Sponsoring Company shall be permitted to continue to repay such loan or loans by personal check or by such other means as may be authorized by the Sponsoring Company, from time to time. The Sponsoring Company shall, in consultation with the Trustee, from time to time, prescribe such procedures to accommodate repayments of outstanding loans by Members who cease to be covered by the Sponsoring Company’s payroll and by such Members who subsequently again become covered by the Sponsoring Company’s payroll, as may be deemed convenient or appropriate. Effective January 1, 2001, any Member eligible to obtain a loan under paragraph (a) of this Section 6.6 and who is not paid on the payroll system or the Sponsoring Company shall repay any loan hereunder by personal check or by such other means as may be authorized by the Sponsoring Company, from time to time. If such a Member later becomes covered by the payroll system of the Sponsoring Company, the Sponsoring Company shall, in consultation with the Trustee, from time to time, prescribe procedures to accommodate repayments under these circumstances.

(3) Grace Period. In the event that an installment to repay the loan is missed, the Sponsoring Company may apply a grace period to allow Member to repay the outstanding loan by the last day of the calendar quarter after the calendar quarter in which the required installment was due.

(4) Suspensions.

(i) Leaves. Notwithstanding anything contained herein to the contrary, and subject to the discretion of the Sponsoring Company, in the event a Member to whom a loan has been made goes on an approved leave of absence without pay, the installment payments otherwise due to repay such loan may be suspended for a period of up to one year; provided, however, that such suspension shall not extend the five-year period within which such loan must otherwise be repaid and provided further, that any remaining installments upon such Member’s return to active, paid employment on the payroll system of the Sponsoring Company shall be appropriately adjusted to take into account the period during which installment payments were missed.

(ii) Military Leaves. Notwithstanding anything contained herein to the contrary, in the event a Member to whom a loan has been made goes on a military leave of absence of the kind described in Code section 414(u) for more than two weeks, the installment payments otherwise due to repay such loan may be suspended for the period of such leave. Interest shall continue to accrue during the time such loan repayments are suspended at the lesser of 6% or the rate that otherwise applied to the loan. Upon return to employment within the time required to preserve reemployment rights under Federal law the loan will be re-amortized over an extended period. The extended period shall equal the term of the original loan and the period of the military leave. The amount of the re-amortized periodic loan repayments shall not be less than the amount of the periodic payments that were due before the military leave.

(e) Default. Unless otherwise provided under this Section 6.6 or under law, a Member to whom a loan is made under this Section 6.6 shall be considered to be in default with regard to the repayment of such loan if, at any time while the loan is outstanding, the Member ceases to meet the eligibility requirements for a loan under paragraph (a) of this Section 6.6. Except to the extent that sub-paragraphs (3) and (4) of paragraph (d) of this Section 6.6 may apply to such Member, upon a default, the outstanding balance of the loan will become due and payable which may result in a deemed distribution or a distribution of an offset amount with respect to the Member under applicable Department of Treasury regulations.

(f) Special Rule. Notwithstanding anything in the foregoing to the contrary, the terms of any loan rolled over into the Plan pursuant to the provisions of Section 4.b(b)(5) of the Plan shall be subject to the same term and interest rate that applied to such loan immediately prior to its rollover into this Plan. Therefore, only for purposes of these loans shall terms exceeding five years be allowed, but only if such loan satisfies the requirements of a home loan under Code section 72(p)(2)(B)(ii). Any loan that is rolled over into this Plan under Section 5.4(b)(5) of the Plan shall be subject to a revised amortization schedule of payments over its remaining term to account for any missed payments so that the remaining payments during the remaining loan period may be made in substantially equal monthly amounts.

Section 7.7. Brokerage Link. Consistent with the applicable provisions of amendment 29 to the Trust and any relevant subsequent changes thereto, a brokerage link investment option shall be made available to Members and Beneficiaries. Investments in the brokerage link shall be subject to such limitations as the Trustee applies, consistent with the applicable provisions of the Trust, as amended from time to time, and with the provisions of the Plan. Among the rules and limitations that apply to investments in the brokerage link are the following:

(a) The minimum required investment in the brokerage link is $2,500. Such amount must be transferred to the brokerage link from other investments under the Plan before contributions may be made to the brokerage link and before subsequent transfers may be made to the brokerage link.

(b) After funding the brokerage link with the minimum amount, subsequent transfers to it must be in amounts of not less than $1,000, and be subject to such other administrative procedures and rules as prescribed by the Trustee.

(c) No transfer to a brokerage link under (a) or (b) above, determined at the time of transfer, may result in less than 50% of a Member’s or Beneficiary’s total Account being invested in investment options other than the brokerage link, as determined by the Trustee.

(d) Member contributions and Participating Company Contributions under Articles 4 may only be designated by a Member for investment in the brokerage account pursuant to such procedures, rules and limitations as may be prescribed by the Trustee in cooperation with the Plan Sponsor, from time to time.

(e) For purposes of determining the amount of a loan available under Section 6.6 of the Plan, amounts invested in the brokerage account are included, but no loan may exceed the amount of an Account that is not invested in the brokerage link.

Investments in the brokerage link investment option shall be subject to such other rules, procedures and limitations as may be prescribed by the Trustee or Sponsoring Company, so long as they agree to the same. The provisions of this Section 6.8 shall apply to the relevant portions of other provisions in the Plan.

Section 7.8. Diversification of ESOP. Each Member who has some portion of his or her Account and/or Salary Reduction Contribution Account invested in the part of the Plan that is an ESOP may elect to change the percentage of his or her contributions and the contributions made on his or her behalf under Articles 4 to the ESOP and may elect to exchange amounts invested in the ESOP with any other investment option under the Plan in the same manner as such a Member may make investment elections with regard to the other investment options under the Plan.

Section 7.9. Dividends on Employer Securities. Unless otherwise directed by the Sponsoring Company, cash dividends paid to the Trust on Employer Securities that are allocated to Members’ investments in the portion of the Plan designated as an ESOP under Section 1.1(d) of the Plan, shall be distributed to Members or their Beneficiaries, in accordance with the election of such Members or Beneficiaries. Members and Beneficiaries shall be given a reasonable opportunity before the payment of a cash dividend to elect whether to have it reinvested in the Member’s or Beneficiary’s investment in the ESOP or receive it as a cash distribution. Any such distribution shall be made in cash to the applicable Members or Beneficiaries not later than 90 days after the close of the Plan Year in which the dividend was paid. If a Member or Beneficiary fails to make an affirmative election, the dividend will be reinvested in the Member’s or Beneficiary’s investment in the ESOP. Members and Beneficiaries will be able to change their elections at least annually. Notwithstanding anything contained herein to the contrary, no dividend of less than $10.00 may be distributed to a Member or Beneficiary. In this event such a dividend shall be reinvested in the Member’s or Beneficiary’s investment in the ESOP. The Sponsoring Company and the Trustee may institute administrative rules consistent with applicable law to collect, administer and implement elections under this Section 6.10.

ARTICLE VIII. VALUATION OF TRUST FUND

The Trustee shall value each investment Fund under the trust agreement at fair market value as of the close of business on each Valuation Date. In making such valuation, the Trustee shall deduct all charges, expenses and other liabilities, if any, contingent or otherwise, then chargeable against each such Fund, in order to give effect to income realized and expenses paid or incurred, losses sustained and unrealized gains or losses constituting appreciation or depreciation in the value of Trust investments in each such Fund since the last previous valuation. The Trustee shall deliver to the Sponsoring Company a certified valuation of each such investment Fund together with a statement of the amount of net income or loss (including appreciation or depreciation in the value of Trust investments in each such Fund) in such manner and at such time or times as may be prescribed in the trust agreement between the Sponsoring Company and the Trustee.

ARTICLE IX. SEPARATE ACCOUNTS

Section 9.1. Separate Accounts. Separate accounts under each investment Fund shall be maintained under the Plan for each Member. The amount contributed by or on behalf of a Member or allocated to such Member shall be credited to his Account or his Salary Reduction Contribution Account in the manner set forth in Articles 4 of the Plan. No amounts allocated to a Member’s Account shall be reallocated to such Member’s Salary Reduction Contribution Account, and, except as otherwise allowed by Article 5 of the Plan and/or law, regulation or ruling, no amount allocated to a Member’s Salary Reduction Contribution Account shall be reallocated to such Member’s Account. All payments from the Plan to a Member or his Beneficiary shall be charged (i) first against the Account of such Member, starting with any after-tax contributions the Member made prior to 1987, exclusive of earnings allocable thereto, to the extent such contributions still remain in the Member’s Account, until exhausted, and then (ii) against the remainder of the Account, consisting first of any other Member after-tax contributions and second of the Participating Company contributions, and then charged against his Salary Reduction Contribution Account, including all allocable earnings. Except as otherwise provided in the Plan, each Member has a nonforfeitable right to amounts in his Account and Salary Reduction Contribution Account.

Section 9.2. Accounts of Members Transferred to an Affiliated Company. If a Member is transferred to an Affiliated Company which is not a Participating Company, the amount credited to his Account and Salary Reduction Contribution Account shall continue to share in the earnings or losses of each investment Fund for which such Member has an account(s) and such Member’s rights and obligations with respect to his Account and Salary Reduction Contribution Account shall continue to be governed by the provisions of the Plan and Trust.

Section 9.3. Adjustment of Members’ Accounts. Pursuant to and consistent with the trust agreement between the Sponsoring Company and the Trustee, the Account and Salary Reduction Contribution Account of each Member shall be adjusted so that the amount of net income, loss, appreciation or depreciation in the value of each investment Fund for which such Member has an account(s) for the period (hereinafter referred to as the “Valuation Period”) from the last previous Valuation Date to the Valuation Date as of which the valuation is being conducted shall be credited to or charged against the Member’s Fund accounts in the ratio that (i) the balance in each Fund account of each Member as of the first day of such Valuation Period minus the amount distributable to such Member from such Fund account during such Valuation Period bears to (ii) the balance in all such Members’ accounts as of the first day of such Valuation Period minus the total amounts distributable to all such Members from all such Fund accounts during such Valuation Period.

ARTICLE X. TERMINATION OF EMPLOYMENT BENEFITS

If a Member incurs a Termination of Employment, such Member (or Beneficiary in the case of the death of a Member) shall be entitled to receive a benefit equal to the total amount in the Member’s Account and Salary Reduction Contribution Account as determined in accordance with the provisions of Section 12.2 of the Plan. Such benefit shall be paid in a single lump sum or otherwise in accordance with one of the forms of payment available to such Member or Beneficiary as set forth in Section 12.3 of the Plan. Such benefit may also be payable in kind, to the extent that Section 12.4 applies. Notwithstanding anything in the Plan to the contrary and for distributions before January 1, 2002, if the Member’s Termination of Employment is due to a substantial sale of assets or stock, as described in Section 2.1 (an)(i) and (ii) of the Plan, and if such Member has a Salary Reduction Contribution Account at the time of such Termination of Employment, then such distribution must be made as a lump sum distribution, as defined in Code Section 401(k)(10)(B), or any successor thereto.

ARTICLE XI. WITHDRAWALS PRIOR TO

TERMINATION OF EMPLOYMENT

Section 11.1. In-Service Withdrawals. As of any Valuation Date prior to a Member’s Termination of Employment, such Member shall be entitled to withdraw all or any part of his Account, reduced by the amount of Participating Company contributions and earnings on such contributions allocated to such Member’s Account during the 24-month period preceding such Member’s withdrawal. Withdrawal by a Member under this Section 11.1 shall only be allowed once during any 12-month period. Withdrawals paid to Members shall first consist of such Member’s after-tax contributions made before 1987 and still remaining in his Account, exclusive of earnings allocable thereto. After such amounts are completely exhausted, withdrawals shall come from after-tax contributions made after 1986, Participating Company contributions and the earnings allocable to both such contributions. A Member may elect a withdrawal under this Section 11.1 by contacting the Trustee in such manner as may be prescribed by the Sponsoring Company, from time to time. Withdrawals made under this Section 11.1 are payable as a single sum, in cash or in kind, as allowed under Section 11.4 of the Plan. Notwithstanding anything to the contrary, consistent with Section 1.1(c), amounts attributable to Participating Company contributions under Article 7 and allocated to a Member’s Account after December 31,1998 and amounts attributable to what had been the Member’s Restricted Company Match Account shall be distributable to a Member upon such Member’s proper election before Termination of Employment on or after such Member attains age 59 1⁄2, reduced by the amount of Participating Company contributions and earnings on such contributions allocated to such Member’s Account during the 24-month period preceding such Member’s withdrawal.

Section 11.2. In-Service Withdrawals of the Salary Reduction Contribution Account. As of any Valuation Date on or after a Member attains age 59 1⁄2 and prior to such Member’s Termination of Employment, such Member shall be entitled to withdraw all or any part of his Salary Reduction Contribution Account; provided, however, that in connection with such withdrawal, such Member also withdraws all of his Account, reduced by the amount of Participating Company contributions and earnings on such contributions allocated to such Member’s Account during the 24-month period preceding such Member’s withdrawal. Withdrawals by a Member under this Section 11.2 shall only be allowed once during any 12- month period. Withdrawals paid to Members shall first consist of such Member’s after-tax contributions made before 1987 and still remaining in his Account, exclusive of earnings allocable thereto, and, after such amounts are completely exhausted, withdrawals under this Section 11.2 shall come from after-tax contributions made after 1986, Participating Company contributions and, finally, Member contributions allocated to such Member’s Salary Reduction Contribution Account, including the earnings allocable to all such contributions. A Member may elect a withdrawal under this Section 11.2 by contacting the Trustee in such manner as may be prescribed by the Sponsoring Company, from time to time. Withdrawals under this Section 11.2 are payable as a single sum, in cash or in kind, as allowed under Section 12.4 of the Plan

Section 11.3. Hardship Withdrawal.

(a) A Member may apply for a withdrawal as of any Valuation Date on account of hardship (as hereinafter defined in this Section 10.3) of all or a part of the value of his Salary Reduction Contribution Account that is equal to the amount of his Salary

Reduction Contribution Account as of December 31, 1988 plus salary reduction contributions allocated to such Account after such date, less the amount of previous hardship withdrawals hereunder by filing such application in such form and manner and at such time (prior to the Valuation Date as of which such hardship withdrawal is to be effective) as the Sponsoring Company may from time to time prescribe. An application for a hardship withdrawal under this Section 10.3 may be submitted only by a Member who has no balance in his Account or is withdrawing the entire amount which he is eligible to withdraw under the provisions of Section 10.1 in conjunction with his application for a hardship withdrawal. Payment of an amount withdrawn under this Section 10.3 shall be made in a lump sum, in cash, as soon as reasonably practicable after the date on which such withdrawal is approved by the Sponsoring Company. That portion of such Member’s Salary Reduction Contribution Account not withdrawn pursuant to this Section 10.3 shall remain in the Trust Fund in such Member’s investment Fund accounts allocated to his Salary Reduction Contribution Account.

(b) For purposes of this Section 10.3, hardship shall be determined in the sole discretion and judgment of the Sponsoring Company in a uniform and nondiscriminatory manner and shall be deemed to exist, on the basis of an objective analysis of the relevant facts and circumstances, only in the case of an immediate and heavy financial need of the Member. An immediate and heavy financial need of the Member will be deemed to exist if the application for withdrawal is on account of:

(1) medical expenses described in Section 213(d) of the Code incurred by the Member, the Member’s Spouse, any dependents of the Member (as defined in Code Section 152, determined without regard to subsections (b)(1), (b)(2), and (d)(1)(B) thereof) or the Member’s primary designated Beneficiary under the Plan;

(2) the purchase (excluding mortgage payments) of a principal residence for the Member;

(3) the payment of tuition for the next 12 months of post-secondary education for the Member, Member’s Spouse, Member’s children or dependents (as defined in Code Section 152, determined without regard to subsections (b)(1), (b)(2), and (d)(1)(B) thereof) or the Member’s primary Beneficiary designated under the Plan;

(4) payments necessary to prevent eviction from the Member’s principal residence or the foreclosure of the mortgage on that residence;

(5) payments for burial or funeral expenses for the Member’s deceased parent, Spouse, children or dependents (as defined in Code Section 152, determined without regard to subsections (b)(1), (b)(2), and (d)(1)(B) thereof) or the Member’s deceased primary Beneficiary designated under the Plan (as determined on the day before such Beneficiary’s death);

(6) expenses to repair damage to the Member’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (without regard to whether the loss exceeds 10% of adjusted gross income);

(7) other events which are adopted by the Sponsoring Company and which are deemed immediate and heavy financial needs by the Commissioner of Internal Revenue through the publication of revenue rulings, notices, and other documents of general applicability; or

(8) any other set of relevant facts and circumstances which, in the sole discretion of the Sponsoring Company, based upon an objective analysis of the particular facts and circumstances, constitutes an immediate and heavy financial need.

In no event shall an amount withdrawn under this Section 11.3 exceed the amount required to relieve the immediate financial need created by the hardship or which would be reasonably available (as determined by the Sponsoring Company) from other resources of the Member. However, the amount withdrawn under this Section 11.3 may include the amount reasonably anticipated to be necessary to pay any local, state, or federal taxes or penalties resulting from such distribution. To satisfy the Sponsoring Company that the amount to be withdrawn under this Section 11.3 is necessary to satisfy the immediate financial need, each Member applying for a withdrawal under this Section 11.3 shall swear out a statement before a notary public representing that such need cannot be relieved:

(i)	through reimbursement or compensation by insurance or otherwise;

(ii)	by reasonable liquidation of the Member’s assets, to the extent such liquidation would not itself cause an immediate and heavy financial need;

(iii)	by cessation of elective contributions or employee contributions under the Plan; or

(iv)	by other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Sponsoring Company or by any other employer, or by borrowing from commercial sources on reasonable commercial terms.

So long as the person who reviews the sworn representation of the Member applying for a hardship distribution has no actual knowledge of facts contrary to such Member’s representation, the Sponsoring Company shall be able to rely on such representation in making the hardship distribution under this Section 11.3.

Section 11.4. Repayment of Withdrawn Amounts Prohibited. Repayment of amounts withdrawn by a Member or Beneficiary pursuant to the provisions of Article 10 or Article 11 of the Plan, are not permitted.

ARTICLE XII. PAYMENT OF BENEFITS

Section 12.1. Required Distributions.

(a) Effective Date. The provisions of this Section 12.1 are effective for distributions after December 31, 2002.

(b) Precedence. The requirements of this Section 12.1 will take precedence over any inconsistent provisions of the Plan.

(c) Incorporation. Distributions that are required by this Section 12.1 are made in accordance with the requirements of section 401(a)(9) of the Code and the regulations thereunder. Those regulations, as they now exist and as they may be amended, are incorporated herein by reference and made a part hereof to the extent such requirements are not otherwise specifically set forth in the Plan and to the extent such requirements are not in conflict with any legally permissible provision of the Plan. Optional provisions allowed by those regulations that are available under the Plan are specified herein.

(d) Lifetime Distribution Periods. Distributions to a Member during the Member’s life shall commence no later than the Member’s required beginning date specified in (e)(2) of this Section 12.1. Such distributions shall, as of the first distribution calendar year, if not made in a single sum to the Member, be made over any of the following periods (or any combination thereof):

(1)	a period certain not extending beyond the life expectancy of the Member;

(2)	a period certain not extending beyond the joint life and last survivor expectancy of the Member and the Member’s designated beneficiary.

For purposes of this Section 12.1, a Member’s designated beneficiary shall be the Beneficiary designated by the Member under the Plan. The distribution periods in (1) and (2) of this paragraph (b) cannot exceed the period allowed for installment payments in Section 12.3(a) of the Plan.

(e) Latest Date of Payment. Notwithstanding anything in the Plan to the contrary, the payment of a Member’s benefit shall begin not later than the earlier of:

(1) The 60th day after the later of the close of the Plan Year in which the Member -

(A) reaches age 65,

(B) completes the 10th anniversary of participation in the Plan, or

(C) terminates service with the Participating Company and all Affiliated Companies; or

(2) The Member’s required beginning date, which is the later of (i) April 1 of the calendar year following the calendar year in which the Member attains age

70 1⁄2 or (ii) April 1 of the calendar year after the Member terminates employment. Clause (ii) shall not apply with respect to a Member that is a 5% owner (as defined in Code section 416) for the Plan Year in which such Member attains 70 1⁄2.

(f) Life Expectancy. For purposes of this Section 12.1, the life expectancy of an individual shall be based upon the applicable table in Treas. Reg. §1.401(a)(9)-9 using such individual’s birthday in the calendar year in which the determination of life expectancy is being made. Minimum distributions under this Section 12.1 to a Member during the Member’s life and to a Member’s surviving spouse will be based on a recalculation of Member’s or surviving spouse’s life expectancy (whichever is applicable). In all other events, the applicable life expectancy will be reduced by one for each subsequent year in a distribution period.

(g) Death Distribution Periods.

(1) Commencement. In the event a Member dies before distributions begin under Section 11.2 of the Plan, the death benefit (if any) which is payable shall commence pursuant to whichever of the following applies:

(i)	In the event such benefit is payable to a designated beneficiary who is not such Member’s surviving spouse, such distribution shall commence on or before December 31 of the calendar year following the calendar year in which the Member died.

(ii)	In the event that such benefit is payable to a designated beneficiary who is such Member’s surviving spouse, such distribution shall commence as of the later of the date prescribed under (A) above or December 31 of the calendar year in which the Member would have attained age 70 1⁄2.

(iii)	In the event there is no designated beneficiary, or if distributions will not be made over the life expectancy of the designated beneficiary, then the distribution of such benefit must be commenced and completed by December 31 of the calendar year containing the fifth anniversary of such Member’s death.

(2) Periods. Death benefits (if any) under the Plan which are distributable shall be distributed over whichever of the following periods are applicable:

(i)	over a period certain not greater than such beneficiary’s life expectancy;

(ii)	over a period ending on December 31 of the calendar year containing the fifth anniversary of the Member’s death; or

(iii)	if there are death benefits distributable after lifetime distributions to the Member commenced, such benefits shall be distributed at least as rapidly as under the method of distribution being used prior to the Member’s death.

The distribution periods in (A), (B) and (C) of this sub-paragraph (2) cannot exceed the period allowed for installment payments in Section 12.3(a) of the Plan.

(h) Death of Spouse. For purposes of (g) above, if the surviving spouse dies before payments to such spouse begin, then the provisions of (g)(1)(B) and (g)(2)(A) above shall apply as if such spouse were the Member.

(i) Method of Compliance. To comply with the provisions of this Section 11.1, distributions to a Member shall begin no later than the Member’s required beginning date under Section 12.1(c)(2). The payment that is made by the required beginning date is on account of the preceding calendar year, which is the first distribution calendar year. Distributions that are made on account of subsequent distribution calendar years shall be made no later than December 31 of the applicable distribution calendar year. The amount of each such distribution shall be based upon the value of the Member’s Account and Salary Reduction Contribution Account as of the last Valuation Date in the calendar year immediately preceding each distribution calendar year, increased by any allocations thereto after such Valuation Date and decreased by any distributions made after such Valuation Date that occurred in such year of valuation. The amount of each such distribution shall be determined by the quotient obtained by dividing the Accounts so determined by the Member’s life expectancy or the Member’s and the Member’s designated beneficiary’s (if any) life expectancy, as determined under paragraph (f) of this Section 11.1. Distributions of death benefits shall comply with the provisions of this Section 11.1 by being distributed under the other relevant provisions this Article 11, provided that such distributions are not made at a later time or over a longer period of time than is allowed under this Section 11.1. The distribution of any excess deferral, excess contribution or excess aggregate contribution pursuant to the provisions of Article 5 not act to reduce the amount of the distribution otherwise required under this Section 12.1. Distributions made under this paragraph (g) of Section 11.1 shall be made first from the portion of a Member’s Account consisting of such Member’s after-tax contributions made before 1987, exclusive of any earnings allocable thereto, to the extent that such Member has such contributions remaining in his Account, until exhausted, with any additional distributions to come first from such Member’s remaining after-tax contributions in his Account, such Member’s contributions that were allocable to his Salary Reduction Contribution Account, Participating Company contributions in such Member’s Account, and finally, the Participating Company contributions in such Member’s Restricted Company Match Account and the earning allocable to all these types of contributions.

Section 12.2. Termination of Employment Benefits.

(a) General. The Sponsoring Company shall cause to be made distribution of the benefits payable to a Member or his Beneficiary (in the event of the Member’s death) upon Termination of Employment, based upon the value of such Member’s Account and Salary Reduction Contribution Account as of the Valuation Date coincident with or immediately following the later of (i) the date on which such Member’s Termination of Employment occurs or (ii) the date on which the Member files a claim for such benefits under such administrative procedures as may be prescribed by the Sponsoring Company, from time to time. Distributions under this Article 11 shall first be charged against the remaining after-tax contributions in the Member’s Account that were made prior to 1987, exclusive to any earnings allocable thereto, and then charged against such sources as prescribed under Section 9.1 of the Plan.

(b) Consent. If the value of a Member’s Account, Salary Reduction Contribution Account and Restricted Company Match Account exceeds $1,000 at the time when such Member is entitled to a distribution under paragraph (a) of this Section 12.2 of the Plan, then no part of such benefit may be distributed to him prior to his attainment of 65, unless he consents to the distribution within the 180-day period prior to the first day on which all events have occurred which entitle such Member to such distribution. The filing by such Member of a claim or other application for the distribution of his benefit hereunder shall be deemed to constitute such a consent for payment. However, if the value of a benefit to be distributed under paragraph (a) of this Section 12.2 is equal to or less than $1,000, then such benefit shall be distributed to the individual entitled thereto, in a single sum, as soon as is reasonably practical. The distribution of any excess deferral, excess contribution or excess aggregate contribution pursuant to the provisions of Article 5 shall not be subject to the requirements of this paragraph (b). For purposes of this paragraph (b), any rollover contributions to the Plan and any direct transfers of benefits to the Plan by or with respect to a Member shall be included in determining if a benefit is equal to, less than or greater than $1,000 .

Section 12.3. Methods of Payment of Termination of Employment Benefits. The Sponsoring Company shall cause to be made a distribution of benefits pursuant to Section 12.2 of the Plan in accordance with one of the available methods of distribution set forth in this Section 12.3, as elected by the Member (or Beneficiary in the case of the death of a Member) in such form and manner and at such time (not later than 30 days after such Member’s Termination of Employment except as otherwise provided in paragraph (b) of this Section 12.3 and in paragraph (b) of Section 12.2) as the Sponsoring Company may from time to time prescribe. The available methods of distribution are as follows:

(a) Installment Payments or Lump Sum Distribution.

(1) Subject to the limitations described in Section 12.1 of the Plan, benefits may be paid in the form of one or more monthly, quarterly or annual installments over a fixed number of calendar years comprising not less than 1 calendar year, as elected by the Member or Beneficiary. Notwithstanding anything to the contrary contained herein, a Beneficiary who is not the surviving spouse of the deceased member cannot elect installments for a period extending beyond December 31 of the calendar year containing the fifth anniversary of the Member’s death. In the event that an election of a stated number of installments over a stated number of years is in effect, each such installment shall equal the value of the Member’s Account and Salary Reduction Contribution Account as of the Valuation Date as of which such installment is paid multiplied by a fraction whose numerator is one and whose denominator is the number of specified installments remaining in such specified number of years. A Member (or Beneficiary) may also elect to have a designated dollar amount or percentage of the total of the Member’s Account and Salary Reduction Contribution Account distributed in each elected installment, determined as of the Valuation Date as of which such installment is paid. In respect of all then unpaid amounts in his Account and Salary Reduction Contribution Account, a Member (or Beneficiary) may make an election to change his prior election under this sub-paragraph (1) by filing such change in such form and manner and at such time as the Sponsoring Company may from time to time prescribe.

(2) Death of a Member Before Receiving Complete Payment of his Account. Subject to the limitations described in Section 12.1 of the Plan, in the event of the death of a Member before receiving all installments under the provisions of sub-paragraph (1) of this paragraph (a) to which he would otherwise become entitled, such Member’s Beneficiary may elect, at such time and in such manner as may be prescribed, from time to time, by the Sponsoring Company, to receive one or more payments in respect of all then unpaid amounts in such Member’s Account and Salary Reduction Contribution Account pursuant and subject to the provisions of sub-paragraph (1) of this paragraph (a).

(b) Annuity and other Preserved Optional Benefits. Effective January 1, 2001, the annuity optional form of benefit that was preserved for certain Members under the provisions of this Section 11.3(b) as in effect before January 1, 2001, and any other optional form of benefit that was preserved under the terms of the Plan before January 1, 2001, that differs from those available under 12.3(a) shall be completely eliminated, consistent with Treas. Reg. §1.411(d)-4, Q&A-2(e). The foregoing described elimination of certain optional forms of distribution shall not apply to an affected Member whose benefit is distributed before the earlier of (i) the 90th day after the Member is furnished a summary of material modifications or summary plan description that describes the deletion of the otherwise preserved optional forms of distribution; or; (ii) January 1, 2002. An affected Member for these purposes is a Member whose Account balance, in part or in total, was subject to the terms of the Plan as in effect prior to January 1, 2001, addressing preserved optional forms of benefit. Notwithstanding anything to the contrary, the provisions of this paragraph (b) of Section 12.3 of the Plan shall not act to eliminate any optional form that is needed to comply with section 401(a)(9) of the Code, as reflected in Section 12.1 of the Plan.

Section 12.4. Distribution in Kind.

(a) General. A Member or Beneficiary who (i) receives a distribution pursuant to the provisions of Article 10 and Section 12.2 of the Plan, or (ii) elects to withdraw all or a part of his interest in the Plan under Section 12.1 or Section 12.2 of the Plan, may elect, in such form and manner and at such time as the Sponsoring Company may from time to time prescribe, to receive (instead of cash) all or a part of the distributable value of such Member’s accounts in Fund A whole shares and cash in lieu of any fractional shares of the stock of the Sponsoring Company to be distributed from the Plan. The number of whole shares of such stock distributable hereunder shall be determined based upon the unit value of such stock or debentures used to determine the value of such Member’s accounts for purposes of distribution from the Plan.

(b) ESOP. Subject to the relevant terms of paragraph (a) of this Section 11.4, effective November 1, 2008, the part of a Member’s or Beneficiary’s distribution consisting of his or her investment in the ESOP may be distributed as cash or in kind in whole shares of the Employer Securities allocated to such investment with any fractional shares thereof paid in cash, as elected by such Member or Beneficiary in such manner and at such time consistent with the other terms of the Plan and as may be prescribed by the Sponsoring Company, from time to time.

(c) Distribution Exceptions. Effective November 1, 2008, notwithstanding anything in the Plan to the contrary, and to the extent permissible under law, if the Employer Securities held in the portion of the Plan designated as an ESOP have been held by the Plan for at least the prior five Plan Years, the following distribution rules may apply to such amounts:

(1) The Sponsoring Company retains the discretion to eliminate the single sum optional form of benefit in a nondiscriminatory manner.

(2) The Sponsoring Company retains the discretion to eliminate in-kind distributions of Employer Securities from the ESOP and to substitute the same with cash distributions, in a non-discriminatory manner, under any one of the following circumstances:

(i)	the portion of the Plan relating to the ESOP ceases to be an employee stock ownership plan and stock bonus plan within the meaning of Section 4975(e)(7) of the Code;

(ii)	substantially all of the shares of Employer Securities held by or allocable to the ESOP are sold in connection with a sale of substantially all of a Participating Company or the company which issued such securities;

(iii)	the shares of Employer Securities cease to be readily tradable; provided, however, that a distributee shall have the right to demand a distribution of common stock in such form and manner, and at such time (not later than 60 days after such distributee’s entitlement to such distribution) as the Sponsoring Company may from time to time prescribe;

(iv)	substantially all of the stock or assets of a trade or business of a Participating Company or the company which issued the shares of common stock are sold and the purchasing employer continues to maintain the Plan (in this case, distributions in the form of employer securities of the purchasing employer may be made instead of or in addition to cash); and

(v)	any other circumstances permissible under law.

Section 12.5. Lost Member/Beneficiary. Notwithstanding any other provision of the Plan, in the event the Sponsoring Company, after reasonable effort, is unable to locate a Member or Beneficiary to whom a benefit is payable under the Plan, such benefit shall be forfeited; provided, however, that such benefit shall be reinstated (in an amount equal to the amount forfeited) upon proper claim made by such Member or Beneficiary prior to termination of the Plan. Benefits forfeited under this Section 11.5 shall be used to reduce the Sponsoring Company contributions under Article 4 of the Plan or, if there are no such contributions, shall be returned to the Sponsoring Company. Restorations under this Section 11.5 shall be made by way of special Sponsoring Company contribution or by way of offsetting forfeitures then to be applied to reduce aggregate Sponsoring Company contributions.

Section 12.6. Direct Rollovers.

(a) General. Subject to the exceptions and limitations contained in this Section 11.6, a Member, an alternate payee under an approved qualified domestic relations order (as defined in Code Section 414(p)) who is a Member’s former spouse or a deceased Member’s surviving spouse may elect to have all, or any portion (in increments of 10%) of an Eligible Rollover Distribution (as defined in (f) below) to which such individual is entitled transferred from this Plan to an Eligible Retirement Plan (as defined in (f) below). Additionally, a Beneficiary that meets the requirements of a designated beneficiary under section 401(a)(9)(E) of the Code and who is not the deceased Member’s surviving Spouse may elect to transfer an Eligible Rollover Distribution to an Eligible Retirement Plan.

(b) Exceptions and Limitations. Among the exceptions, limitations and conditions applied to elections under paragraph (a) of this Section 11.6 are the following:

(1) Such elections cannot direct that all or any part of an Eligible Rollover distribution be transferred to, among or between more than one Eligible Retirement Plan.

(2) Such elections may be revoked, in writing, except that such elections shall become irrevocable at the point in time when it becomes administratively impractical to stop the transfer from being made in accordance with such election, as determined by the Plan Administrator.

(3) In the case of an involuntary cash-out distribution of a benefit equal to or less than $1,000 under Section 12.2(b) of the Plan, or in any other case when the consent requirements of Section 12.2(b) do not apply, the Member or other applicable distributee (as identified in paragraph (a) above) shall have 30 days within which to make an election under paragraph (a) after receiving the notice referred to in paragraph (c). If such election is not made within 30 days, the benefit shall be distributed to the distributee as soon as administratively practical. If such election is made within 30 days, then the transfer to the Eligible Retirement Plan may be made as soon as administratively practical. In the event that a distribution is subject to the consent requirements of Section 12.2(b), then the Member may affirmatively elect to receive a distribution or to have an election under paragraph (a) implemented within 30 days of receiving the notice referred to in paragraph (c); provided that information is given explaining that the Member has at least 30 days to receive a distribution.

(c) Time and Method of Transfer. Within a reasonable period of time before distributing an Eligible Rollover Distribution, the Plan Administrator shall provide the notice required under Code Section 402(f) in any manner allowed by Treasury regulation and provide an opportunity to make the election provided under paragraph (a). Transfers made pursuant to such an election may be accomplished in any reasonable manner, as determined by the Plan Administrator, from time to time, in accordance with applicable Treasury regulations.

(d) Series of Payments. In the event a series of payments may otherwise be made under the terms of the Plan each of which would be an Eligible Rollover Distribution, an election (or failure to elect) under paragraph (a) with regard to the first payment in such series shall control and be applied to all remaining payments in such series, unless the distributee revokes, changes or otherwise modifies his or her prior decision regarding the options available under paragraph (a) in such manner, at such time and subject to such conditions as the Plan Administrator may prescribe from time to time.

(e) Administration. The Plan Administrator shall, from time to time, prescribe such rules as it deems convenient or desirable to administer the provisions of this Section 11.6. This may include, but not be limited to, the following:

(1)	Prescribing forms for making the election described in paragraph (a);

(2)	Requiring the distributee to furnish information regarding the identity, status and location of the Eligible Retirement Plan;

(3)	Requiring the Eligible Retirement Plan designated by the distributee to provide certain information about itself; and

(4)	Requiring the distributee and/or the Eligible Retirement Plan to represent and/or certify that the Eligible Retirement Plan is authorized under law and pursuant to its own terms to accept the transfer of the Eligible Rollover Distribution.

(f) Definitions. For purposed of this Section 11.6, the following terms shall have the following definitions:

(1) “Eligible Retirement Plan” shall mean an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a) or a qualified trust described in Code Section 401(a) that accepts Eligible Rollover Distributions; provided, however, that, with respect to a distributee who is a deceased Member’s surviving spouse, only an individual retirement account or an individual retirement annuity may be an Eligible Retirement Plan. For distributions after December 31, 2001, an Eligible Retirement Plan shall also mean an annuity contract described in section 403(b) of the Code and an eligible plan under section 457(b) of the Code that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and that agrees to separately account for amounts transferred into such plan from this Plan. Also for distributions after December 31, 2001, the definition of an Eligible Retirement Plan shall apply without limitation in the case of a distribution to a surviving spouse or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code. With respect to a Beneficiary who is not the deceased Member’s Spouse, as referred to in paragraph (a) of this Section 11.6, only an individual retirement account or individual retirement annuity as described in Code sections 408(a) and 408(b), respectively, shall be an Eligible Retirement Plan which must be treated as an inherited individual retirement plan or annuity within the meaning of section 408(d)(3)(C) of the Code. For distributions on and after January 1, 2008, a Roth IRA as defined in section 408A of the Code shall also be an Eligible Retirement Plan, except with regard to a Beneficiary who is not the deceased Member’s Spouse. Any distribution to a Roth IRA shall comply with such other requirements as apply under section 408A of the Code.

(2) “Eligible Rollover Distribution” shall mean any distribution of all or part of a Member’s benefit under the Plan, except for the following:

(i)	Substantially equal periodic payments, not less frequently than annually, made over (i) the life or life expectancy of the distributee, (ii) the joint lives or joint life expectancies of the distributee and a beneficiary, or (iii) a period of 10 or more years;

(ii)	The portion of a distribution required under Code Section 401(a)(9); (iii)The portion of any distribution excluded from gross income, without regard to any exclusion for net unrealized appreciation on employer securities;

(iv)	The distribution of excess deferrals, excess contributions and excess aggregate contributions, as well as the income or loss allocable to such distributions and the return of elective deferrals that were made under Section 401(k) of the Code with any allocable income or loss in order to satisfy the limits imposed by Section 415 of the Code;

(v)	Other types or portions of distributions identified under Treasury regulations or in Internal Revenue Service pronouncements.

For purposes of (A) immediately above, the determination of whether payments are substantially equal for a specified period is made when such payments first begin without regard to contingencies or modifications that have not yet occurred. Notwithstanding any other provision, the following shall apply in determining whether a distribution is an Eligible Rollover Distribution:

(1)	Effective for distributions after December 31, 1998, the portion of a distribution that is a hardship distribution as defined in Code section 401(k)(2)(B)(i)(IV) is not part of an Eligible Rollover Distribution.

(2)	Effective for distributions after December 31, 2001, any amount that is distributed on account of hardship shall not be an Eligible Rollover Distribution and the distributee cannot elect to have any portion of such a distribution paid directly to an Eligible Retirement Plan.

(3)	Effective for distributions after December 31, 2001, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after tax employee contribution that are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution that is includible in gross income and the portion of such distribution that is not so includible. Effective for distributions after December 31, 2006, the provisions of this (III) shall also apply to any qualified trust under section 401(a) of the Code or annuity contract under section 403(b) of the Code.

ARTICLE XIII. TRUST FUND

Section 13.1. Trust Fund. All the funds of the Plan shall be held by the Trustee appointed from time to time by the Sponsoring Company, in one or more trusts under a trust agreement entered into between the Trustee and the Sponsoring Company for use in providing the benefits of the Plan and paying any expenses of the Plan not paid directly by the Participating Companies. The fact that separate accounts are maintained for each Member shall not be deemed to segregate for such Member, or to give such Member any direct interest in, any specific asset or assets in the Trust Fund.

Section 13.2. Administration of the Trust Fund and Funding Policy. Except as otherwise provided in the Plan or the trust agreement and subject to the direction and control of the Plan Administrator (or other fiduciary identified by the Plan Administrator for such purpose), the Trustee shall have exclusive authority and discretion to manage and control the assets of the Trust Fund. The Plan Administrator shall have the authority to appoint an Investment Manager to manage (including the power to acquire and dispose of) all or any part of the assets of the Trust Fund. The Plan Administrator shall be responsible for establishing a funding policy and method consistent with the objectives of the Plan and the requirements of Title I of ERISA.

Section 13.3. Benefits Payable Solely by Trust. All benefits payable under the Plan shall be paid or provided for solely from the Trust. The Participating Companies assume no liability or responsibility therefor.

Section 13.4. Exclusive Benefit of Trust Fund. Except as otherwise allowed under Section 403(c)(2)(A) and (C) of ERISA, the assets of the Trust Fund shall not inure to the benefit of any Participating Company and shall be held for the exclusive purposes of providing benefits to Members and their Beneficiaries and defraying reasonable expenses of administering the Plan.

ARTICLE XIV. ADMINISTRATION OF THE PLAN

Section 14.1. Plan Administrator and Administration of the Plan. The Plan Administrator shall be the “administrator” (as defined in Section 3(16) of ERISA) of the Plan and shall be a named fiduciary for the Plan. The Plan Administrator shall be responsible for the performance of all reporting and disclosure obligations under ERISA and all other obligations required or permitted to be performed by the plan administrator under ERISA. The Plan Administrator shall have all powers necessary and the discretion necessary and convenient to administer the Plan in accordance with its terms, including, but not limited to, all necessary, appropriate and convenient power and authority to interpret, administer and apply the provisions of the Plan with respect to all persons having or claiming to have any rights, benefits, entitlements or obligations under the Plan. This includes, without limitation, the ability to construe and interpret provisions of the Plan, make determinations regarding law and fact, reconcile any inconsistencies between provisions in the Plan or between provisions of the Plan and any other statement concerning the Plan, whether oral or written, supply any omissions to the Plan or any document associated with the Plan, and to correct any defect in the Plan or in any document associated with the Plan. All such interpretations of the Plan and documents associated with the Plan and questions concerning its administration and application, as determined by the Plan Administrator, shall be binding on all persons having an interest under the Plan. Such administrator of the Plan shall be the designated agent for service of legal process.”

Section 14.2. Delegation of Responsibility. The Plan Administrator may delegate (and may give to its delegatees the authority to redelegate) to any person or persons any responsibility, power, or duty whether ministerial or fiduciary; provided, however, no responsibility in the Plan or trust agreement to manage or control the assets of the Plan (other than a power to appoint an Investment Manager) may be delegated to anyone other than a fiduciary identified pursuant to Section 14.2 of the Plan. The Plan Administrator, the Trustee or any delegatee, redelegatee or designee of either of them may employ one or more persons to render advice or perform ministerial duties with regard to any responsibility such fiduciary has under the Plan.

Section 14.3. Liability. The board of directors of the Sponsoring Company, Plan Administrator and any delegatee, redelegatee or designee (other than any Investment Manager or Trustee), and any employee of a Participating Company or Affiliated Company serving the Plan in any capacity within the scope of his employment shall be free from all liability for their acts and conduct in the administration of the Plan and Trust except for acts of willful misconduct; provided, however, that the foregoing shall not relieve any of them from any responsibility or liability for any responsibility, obligation or duty that they may have pursuant to ERISA.

Section 14.4. Indemnity by Participating Companies. In the event and to the extent not insured against by any insurance company pursuant to provisions of any applicable insurance policy, the Participating Companies shall indemnify and hold harmless any person from any and all claims, demands, suits or proceedings made or threatened by reason of the fact that he, his testator or intestate (i) is or was a director or officer of a Participating Company or an Affiliated Company or (ii) is or was an employee of a Participating Company or an Affiliated Company who serves or served the Plan or Trust in any capacity within the scope of his employment and as a delegatee (or redelegatee) of the Sponsoring Company or Plan Administrator, provided such person acted, in good faith, in what he reasonably believed to be the best interest of the Plan. Expenses against which such person may be indemnified hereunder include, without limitation, the amount of any settlement or judgment, costs, counsel fees and related charges reasonably incurred in connection with a claim asserted or proceeding brought or settlement thereof. A Participating Company from which indemnification may be sought hereunder may, at its expense, settle any such claim, demand, suit or proceeding made or threatened when such settlement appears to be in the best interest of such Participating Company. This Section 14.4 shall not be construed to limit whatever rights of indemnity to which the persons specified in this Section 14.4 and such other persons not described in the foregoing provisions of this Section 14.4 who are or were (or claim under or through) employees of a Participating Company or an Affiliated Company may be entitled by law, corporate by-law or otherwise.

Section 14.5. Payment of Fees and Expenses. The Trustee, the board of directors of the Sponsoring Company, Plan Administrator and any delegatee, redelegatee or designee shall be entitled to payment from the Trust Fund for all reasonable fees, costs, charges and expenses incurred by them in the course of performance of their duties under the Plan and the Trust, except to the extent that such fees and costs are paid by any Participating Company or Affiliated Company. Notwithstanding any other provision of the Plan or Trust, no person who is a “disqualified person” within the meaning of Section 4975(e)(2) of the Code, or a “party in interest” within the meaning of Section 3(14) of ERISA and who receives full-time pay from any Participating Company or Affiliated Company shall receive compensation from the Trust Fund, except for reimbursement of expenses properly and actually incurred.

Section 14.6. Voting of Shares. All voting rights with respect to common stock in Fund A under Section 8.1 held by the Trustee shall be exercised by the Trustee only as directed by the Members (and by Beneficiaries of deceased Members who have not received a distribution of their benefits, and such Beneficiaries shall be treated as Members for purposes of applying the provisions of this Section 14.6) having all or a part of their Accounts and/or Salary Reduction Contribution Accounts invested in such Fund A, acting in their capacity as named fiduciaries (within the meaning of ERISA Section 402) in accordance with the provisions of this Section 14.6. Before each annual or special meeting of shareholders of the Sponsoring Company (or such other company which issued such securities, if applicable) there shall be sent to each such Member a copy of the proxy solicitation material sent generally to shareholders for such meeting, together with a form to be returned to the Trustee, requesting instructions from the Member, acting in his capacity as a named fiduciary, to the Trustee on how to separately vote (I) the stock allocable to that part of such Member’s Account and/or Salary Reduction Contribution Account in Fund A , and on how to separately vote (II) a proportionate share (based on the stock allocable to that part of such Member’s Account and/or Salary Reduction Contribution Account in Fund A) of the Non-Directed Securities (defined below). For purposes of this Section 14.6, Non-Directed Securities shall mean that common stock allocated to Fund A for which instructions are not timely received by the Trustee. Upon receipt of such instructions, the Trustee shall vote such shares as instructed. In lieu of voting fractional shares as instructed by Members, the Trustee may vote the combined fractional shares of such securities to the extent possible to reflect the directions of Members with allocated fractional shares. The number of votes to which a Member’s direction under clause (II), above, applies shall be the number of votes equal to the total number of votes attributable to the sum of the votes related to the common stock referred to in said clause (II) multiplied by a fraction, the numerator of which is the number of shares of common stock allocable to that part of such Member’s Account and/or Salary Reduction Contribution Account in Fund A and the denominator of which is the total number of shares of common stock allocable to that part of all such Members’ Accounts and/or Salary Reduction Contribution Accounts in Fund A who have timely provided instructions to the Trustee with respect to the common stock referred to in said clause (II). For purposes of this Section 14.6, fractional shares shall be rounded to the nearest 1/1,000th of a share. Except to the extent required by law, the instructions received by the Trustee from a Member under this Section 14.6 shall be held in confidence by the Trustee and any contractor retained by the Trustee to assist in tabulation of votes and shall not be divulged or released to the Sponsoring Company, to any officer of the Sponsoring Company, to any employee of the Sponsoring Company or to any other person, except in the aggregate.

ARTICLE XV. BENEFIT CLAIMS PROCEDURE

Section 15.1. Initial Claim—Notice of Denial. If any claim for benefits (within the meaning of section 503 of ERISA) is denied in whole or in part, the Plan Administrator will provide written notification of the denied claim to the Member or Beneficiary, as applicable, (hereinafter referred to as the claimant) in a reasonable period, but not later than 90 days after the claim is received. The 90-day period can be extended under special circumstances. If special circumstances apply, the claimant will be notified before the end of the 90-day period after the claim was received. The notice will identify the special circumstances. It will also specify the expected date of the decision. When special circumstances apply, the claimant must be notified of the decision not later than 180 days after the claim is received.

The written decision will include:

(a)	The reasons for the denial.

(b)	Reference to the Plan provisions on which the denial is based. The reference need not be to page numbers or to section headings or titles. The reference only needs to sufficiently describe the provisions so that the provisions could be identified based on that description.

(c)	A description of additional materials or information needed to process the claim. It will also explain why those materials or information are needed.

(d)	A description of the procedure to appeal the denial, including the time limits applicable to those procedures. It will also state that the claimant may file a civil action under section 502 of ERISA (ERISA - §29 U.S.C. 1132). The claimant must complete the Plan’s appeal procedure before filing a civil action in court.

If the claimant does not receive notice of the decision on the claim within the prescribed time periods, the claim is deemed denied. In that event the claimant may proceed with the appeal procedure described below.

Section 15.2. Appeal of Denied Claim. The claimant may file a written appeal of a denied claim with the Sponsoring Company in such manner as determined from time to time. The Sponsoring Company is the named fiduciary under ERISA for purposes of the appeal of the denied claim. The Sponsoring Company may delegate its authority to rule on appeals of denied claims and any person or persons or entity to which such authority is delegated may re-delegate that authority. The appeal must be sent at least 60 days after the claimant received the denial of the initial claim. If the appeal is not sent within this time, then the right to appeal the denial is waived.

The claimant may submit materials and other information relating to the claim. The Plan Administrator (or its delegate) will appropriately consider these materials and other information, even if they were not part of the initial claim submission. The claimant will also be given reasonable and free access to or copies of documents, records and other information relevant to the claim.

Written notification of the decision on the appeal will be delivered to the claimant in a reasonable period, but not later than 60 days after the appeal is received. The 60-day period can be extended under special circumstances. If special circumstances apply, the claimant will be notified before the end of the 60-day period after the appeal was received. The notice will identify the special circumstances. It will also specify the expected date of the decision. When special circumstances apply, the claimant must be notified of the decision not later than 120 days after the appeal is received.

Special rules apply if the Plan Administrator designates a committee as the appropriate named fiduciary for purposes of deciding appeals of denied claims. For the special rules to apply, the committee must meet regularly on at least a quarterly basis.

When the special rules for committee meetings apply the decision on the appeal must be made not later than the date of the committee meeting immediately following the receipt of the appeal. If the appeal is received within 30 days of the next following meeting, then the decision must not be made later than the date of the second committee meeting following the receipt of the appeal. The period for making the decision on the appeal can be extended under special circumstances. If special circumstances apply, the claimant will be notified by the committee or its delegate before the end of the otherwise applicable period within which to make a decision. The notice will identify the special circumstances. It will also specify the expected date of the decision. When special circumstances apply, the claimant must be notified of the decision not later than the date of the third committee meeting after the appeal is received.

In any event, the claimant will be provided written notice of the decision within a reasonable period after the meeting at which the decision is made. The notification will not be later than 5 days after the meeting at which the decision is made.

Whether the decision on the appeal is made by a committee or not, a denial of the appeal will include:

(a)	The reasons for the denial.

(b)	Reference to the Plan provisions on which the denial is based. The reference need not be to page numbers or to section headings or titles. The reference only needs to sufficiently describe the provisions so that the provisions could be identified based on that description.

(c)	A statement that the claimant may receive free of charge reasonable access to or copies of documents, records and other information relevant to the claim.

(d)	A description of any voluntary procedure for an additional appeal, if there is such a procedure. It will also state that the claimant may file a civil action under section 502 of ERISA (ERISA - §29 U.S.C. 1132).

If the claimant does not receive notice of the decision on the appeal within the prescribed time periods, the appeal is deemed denied. In that event the claimant may file a civil action in court. The decision regarding a denied claim is final and binding on all those who are affected by the decision. No additional appeals regarding that claim are allowed.

ARTICLE XVI. INALIENABILITY OF BENEFITS

The right of any Member or Beneficiary to any benefit or payment under the Plan or Trust or to any separate account maintained as provided by the Plan shall not, to the fullest extent permitted by law, be subject to voluntary or involuntary anticipation, transfer, alienation or assignment, attachment, execution, garnishment, levy, sequestration or other legal or equitable process. The foregoing shall not apply to the extent allowed under Code section 401(a)(13). In the event a Member or Beneficiary who is receiving or is entitled to receive benefits under the Plan attempts to assign, transfer or dispose of such right, or if an attempt is made to subject said right to such process, such assignment, transfer or disposition shall be null and void. Notwithstanding the foregoing provisions hereof, expressly permitted are: (i) any arrangement to which the Sponsoring Company consents for the direct deposit of benefit payments to any account in a bank, savings and loan association or credit union, provided such arrangement is not part of an arrangement constituting an assignment or alienation; (ii) the recovery by the Plan of overpayment of benefits previously made to a Member or Beneficiary; or (iii) effective on and after January 1, 1985, the creation, assignment, or recognition of a right to any benefit payable pursuant to a qualified domestic relations court order as defined in ERISA. Effective December 1, 1995, and notwithstanding anything contrary contained in the Plan, any Alternate Payee who is assigned a Plan benefit pursuant to a qualified domestic relations order shall, upon the approval of such assignment under such order by the Plan Administrator or its delegate and after such assignment is recorded on the records of the Plan maintained by the Trustee, be entitled to receive a distribution of such assigned benefit as a lump sum, regardless of whether the Member from whose benefit the assignment was made is otherwise entitled to receive a distribution under the Plan.

ARTICLE XVII. ADOPTION OF PLAN BY OTHER COMPANIES

Any company may, with the approval of the Sponsoring Company, adopt this Plan pursuant to appropriate written resolutions of the board of directors or other managing body or delegatee of such company and by executing such documents with the Trustee as may be necessary to make such company a party to the Trust as a Participating Company. A company which adopts the Plan is thereafter a Participating Company with respect to its Employees for purposes of the Plan. A company that adopted the Plan shall cease to be a Participating Company when any of the following happens:

(a)	Such company’s managing body adopts actions designed to end such company’s participation in this Plan;

(b)	Such company ceases active business or ceases to have active employees that meet the requirements to be Members of the Plan and the Sponsoring Company takes action to memorialize the effective date such company ceased to be a Participating Company; or

(c)	Such other reasonable action taken by the Sponsoring Company and the Participating Company intended to end said Participating Company’s status as a Participating Company.

WITHDRAWAL OF PARTICIPATING COMPANY FROM PLAN

Section 18.1. Notice of Withdrawal. Subject to provisions of Section 18.4, any Participating Company, with the consent of the Sponsoring Company, may at any time withdraw from the Plan upon giving the Sponsoring Company and the Trustee at least 30 days notice in writing of its intention to withdraw.

Section 18.2. Segregation of Trust Assets Upon Withdrawal. Upon the withdrawal of a Participating Company pursuant to Section 18.1, the Trustee shall segregate the allocable share of the assets in the Trust Fund, the value of which shall equal the total credited to the accounts of Members employed by the withdrawing Participating Company. Such segregation shall occur upon a Valuation Date or such other date as may be specified by the Sponsoring Company.

Section 18.3. Exclusive Benefit of Members. Except as otherwise allowed by law, neither the segregation and transfer of the Trust assets upon the withdrawal of a Participating Company nor the execution of a new agreement and declaration of trust by such withdrawing Participating Company shall operate to permit any part of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of the Members and their Beneficiaries.

Section 18.4. Applicability of Withdrawal Provisions. The withdrawal provisions contained in this Article 18 shall be applicable only if the withdrawing Participating Company continues to cover its Members and eligible Employees in another defined contribution plan and trust qualified under Sections 401 and 501 of the Code. Otherwise, the termination provisions of Article 18 of the Plan shall apply.

ARTICLE XIX. AMENDMENT OF THE PLAN

The Sponsoring Company may, by and through actions of its board of directors or any delegatee thereof, amend the Plan with respect to any or all Participating Companies at any time, and from time to time, by action of the Board of Directors of the Sponsoring Company or its delegatee; provided, however, except as otherwise allowed by law, no such amendment shall operate to permit any part of the Trust Fund to be used for or diverted to purposes other than the exclusive benefit of the Members and their Beneficiaries.

PERMANENCY OF THE PLAN AND PLAN TERMINATION

Section 20.1. Merger or Consolidation of Plan. The Plan may not be merged or consolidated with, nor may its assets or liabilities be transferred to, any other plan, unless each Member would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

Section 20.2. Right to Terminate Plan. The Sponsoring Company reserves the right to terminate either the Plan or both the Plan and the Trust as to any or all Participating Companies.

Section 20.3. Discontinuance of Contributions. Whenever the Sponsoring Company determines that it is impossible or inadvisable for any Participating Company to make further contributions as provided in the Plan, such Participating Company may, without terminating the Plan and/or Trust, temporarily or permanently discontinue all further contributions by such Participating Company. Thereafter, the Sponsoring Company and the Trustee shall continue to administer all the provisions of the Plan which are necessary and remain in force, other than the provisions relating to contributions by such Participating Company. However, the Trust shall remain in existence with respect to such Participating Company and all of the provisions of the Trust Agreement shall remain in force.

Section 20.4. Termination of Plan and Trust. If the Sponsoring Company determines to terminate (as to any Participating Company) the Plan and Trust completely, they shall be terminated insofar as they are applicable to such Participating Company as of the date of such termination. Upon such termination of the Plan and Trust, after payment of all expenses and proportional adjustment of accounts of Members employed by such Participating Company to reflect such expenses, Trust Fund profits or losses, and allocations of any previously unallocated funds to the date of termination, such Participating Company’s Members shall be entitled to receive the amount then credited to their respective Accounts and Salary Reduction Contribution Accounts in the Trust Fund. However, the occurrence of such a termination shall not, in and of itself, entitle Members to receive a distribution of their Salary Reduction Contribution Accounts. Such entitlement shall only occur if neither the Sponsoring Company nor any Affiliated Company maintain a successor plan, other than an ESOP satisfying the requirements of Section 4975(e)(7). For this purpose, a successor plan is any defined contribution plan maintained by the Sponsoring Company or an Affiliated Company, except that such a plan shall not be deemed to be a successor plan if at all times during the 24 month period preceding the 12 month period before the termination of this Plan fewer than 2% of the Employees who were eligible to participate in this Plan are eligible for such other plan. If a Member with a Salary Reduction Contribution Account is entitled to a distribution upon termination of the Plan because of the satisfaction of the foregoing requirements, then any distribution to such a Member must be made as a lump sum distribution, as defined in Code Section 401(k)(10)(B), or any successor thereto. The Sponsoring Company, in its sole discretion, may cause payment of such amount to be made in cash, or in assets of the Trust Fund. Any amounts unallocable to such Participating Company’s Members shall be returned to the Sponsoring Company.

MISCELLANEOUS

Section 21.1. Status of Employment Relations. Nothing herein contained shall be deemed (i) to give to any employee the right to be retained in the employ of a Participating Company; (ii) to affect the right of a Participating Company to terminate or discharge any employee at any time; (iii) to give a Participating Company the right to require any employee to remain in its employ; or (iv) to affect any employee’s right to terminate his employment at any time.

Section 21.2. Applicable Law. To the extent that State law shall not have been preempted by ERISA or any other laws of the United States, the Plan shall be construed, regulated, interpreted and administered according to the laws of the Commonwealth of Kentucky.

Section 21.3. Legal Effect. The Plan described herein shall amend and supersede, as of January 1, 2003, and at such other individual dates as indicated throughout, all provisions in the Plan as in effect on December 31, 2002, except as otherwise provided herein and further excepting that the rights of former Members who terminated employment or retired prior to January 1, 2003, or made a total withdrawal prior to January 1, 2003 while employed, shall be governed by the terms of the Plan in effect at the time of termination of employment or retirement, or in effect on December 31, 2002 in the case of total withdrawals while employed, as the case may be, unless otherwise provided herein.

Section 21.4. Military Leave. Notwithstanding any provisions of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code section 414(u) and all other applicable law. A Member who returns to work from qualified military service may make up contributions missed while on military leave. These contributions are in addition to other allowable contributions under the Plan. The Member has until the earlier of (1) the period equal to three times the period of qualified military service or (2) five years. The Participating Company contributions that would have been paid with respect to such Member contributions under the provisions of Article 7 of the Plan at the particular time applicable will also be contributed with respect to a Member’s make-up contributions. These Participating Company contributions are in addition to any other such contributions made with respect to the Member’s contributions for the present Plan Year. While on a qualified military leave a Member is considered to earn the rate of Compensation he would have received if he had not been engaged in qualified military service. If this cannot be determined with reasonable certainty, then the Member’s deemed Compensation would be the average of the Member’s Compensation for the 12 months preceding the qualified military service (or period of employment if shorter than 12 months).

ARTICLE TENDER OFFER

Section 22.1. Applicability. The provisions of this Article 22 shall apply in the event any person, either alone or in conjunction with others, makes a tender offer, or exchange offer, or otherwise offers to purchase or solicits an offer to sell to such person one percent or more of the outstanding shares of common stock of the Sponsoring Company (herein jointly and severally referred to as a “tender offer”).

Section 22.2. Instructions to Trustee. All decisions with respect to tender offers with respect to the shares of common stock of the Sponsoring Company held in Fund A under Section 8.1 of the Plan shall be exercised by the Trustee only as directed by the Members (and by Beneficiaries of deceased Members who have not received a distribution of their benefits, and such Beneficiaries shall be treated as Members for purposes of applying the provisions of this Article 22) who have all or a part of their Accounts and/or Salary Reduction Contribution Accounts invested in Fund A, acting in their capacity as named fiduciaries (within the meaning of ERISA Section 402) in accordance with the provisions of this Article 22. In the event a tender offer is received by the Trustee (including a tender offer for shares of such common stock subject to Section 14 (d) (1) of the Securities Exchange Act of 1934 or subject to Rule 13e-4 promulgated under such Act, as those provisions may be amended from time to time), in accordance with Section 23.1, to purchase or exchange any such shares of common stock held by the Trustee, the Trustee shall inform each Member who has all or a part of his Account and/or Salary Reduction Contribution Account invested in Fund A, in writing, of the terms of the tender offer as soon as practicable and shall furnish to each such Member such documents as are prepared by any person and provided to shareholders of the Sponsoring Company pursuant to the Securities Exchange Act of 1934 and a form to each such Member to be returned to the Trustee requesting instructions from such Member, acting in his capacity as a named fiduciary, on whether or not to sell, offer to sell, exchange or otherwise dispose of the common stock allocable to that part of such Member’s Account and/or Salary Reduction Contribution Account in Fund A (determined as of the most recent Valuation Date for which information is readily available). Upon receipt of such separate instructions, the Trustee shall act upon the tender offer as instructed. For purposes of this Article 21, fractional shares shall be rounded to the nearest 1/1,000th of a share. The instructions referred to herein shall be in such form and shall be filed in such manner and at such time as the Sponsoring Company and the Trustee may prescribe.

Section 22.3. Trustee Action on Member Instructions. The Trustee shall sell, offer to sell, exchange or otherwise dispose of the common stock held in Fund A under the Trust as directed by Members through their instructions, as provided in Section 21.2. The number of shares to be sold, offered for sale, exchanged or otherwise disposed of by the Trustee under this Section 21.3 pursuant to a Member’s direction shall reflect the value of such Member’s Account and/or Salary Reduction Contribution Account invested in Fund A (excluding all investments in Fund A other than the shares to be sold, offered or exchanged) determined as of the latest Valuation Date for which record processing has been completed at the time of the Trustee’s disposition of shares. Each Member directing the Trustee to dispose of his allocable shares under this Article 22 shall also be deemed to have elected a transfer of the total value of his Account and/or Salary Reduction Contribution Account in Fund A to a new investment fund under the Plan. For purposes of this Article 22, such deemed transfers shall be effective as of and shall use values as of the Valuation Date used to determine the number of shares to be sold, offered for sale, exchanged or otherwise disposed of by the Trustee under this Section 22.3. Any gain or loss, whether realized or unrealized, on the directed disposition of shares shall be allocated (in accordance with the provisions of Section 10.3) among the Members who have directed such a disposition under this Article 22. The proceeds derived from dispositions directed under this Article 22 shall be invested by the Trustee in accordance with Section 22.4. Except for the provisions of Section 8.2 and Section 8.4 all the provisions of the Plan and trust agreement shall apply to such new investment fund. Any shares becoming allocable to a Member’s Account and/or Salary Reduction Contribution Account in Fund A after the latest Valuation Date for which record processing has been completed at the time of the Trustee’s disposition of shares shall remain a part of such Member’s Account and/or Salary Reduction Contribution Account in Fund A subject to all the provisions of the Plan other than this Article 22.

Section 22.4. Investment of Proceeds. Any securities received in connection with a disposition directed under this Article 22 shall remain a part of the new investment fund subject, however, to the Sponsoring Company’s right to amend the Plan in accordance with its provisions. Any cash proceeds of a disposition directed under this Article 22 and any income from investments under the new investment fund shall remain a part of the new investment fund and shall be invested in such securities as the Sponsoring Company (or other fiduciary identified by the Sponsoring Company for such purpose) may from time to time direct; provided, however, in the absence of any direction from the Sponsoring Company or other fiduciary the Trustee may in its discretion, or pursuant to applicable provisions in the trust agreement if any such provisions appear therein, invest the cash proceeds in Fund B described in Section 8.1 of the Plan.

Section 22.5. Action With Respect to Members Not Instructing the Trustee or Not Issuing Valid Instructions. To the extent to which Members do not instruct the Trustee or do not issue valid directions to the Trustee to sell, offer to sell, exchange or otherwise dispose of the shares of stock of the Sponsoring Company allocable to their Account and/or Salary Reduction Contribution Accounts in Fund A, such Members shall be deemed to have directed the Trustee that such shares remain invested in Fund A subject to all provisions of the Plan other than this Article 22.

Section 22.6. Withdrawal of Shares. In the event, under the terms of a tender offer or otherwise, any shares of common stock held in Fund A and tendered for sale, exchange or transfer pursuant to such offer may be withdrawn from such offer, the Trustee shall follow such instructions respecting the withdrawal of such shares from such offer in the same manner and in the same proportion as shall be timely received by the Trustee from Members entitled under this Article 22 to give instructions as to the sale, exchange or transfer of shares of such common stock pursuant to such offer, acting in their capacity as named fiduciaries.

Section 22.7. Partial Offers. In the event that an offer for fewer than all of the shares of common stock invested in Fund A and held by the Trustee shall be received by the Trustee, the total number of shares of such common stock that the Plan sells, exchanges or transfers pursuant to such offer shall be allocated among Members’ Accounts and/or Salary Reduction Contribution Accounts, to the extent that such accounts are invested in Fund A, on a pro rata basis in accordance with the directions received from Members with respect to the allocable share of each such Member’s Account and/or Salary Reduction Contribution Account invested in Fund A.

Section 22.8. Multiple Offers. In the event an offer shall be received by the Trustee and instructions shall be solicited from Members pursuant to Sections 22.2 to 22.7 hereof regarding such offer, and, prior to the termination of such offer, another offer is received by the Trustee for the shares of common stock invested in Fund A subject to the first offer, the Trustee shall use its best efforts under the circumstances to solicit instructions from the Members in their capacity as named fiduciaries:

(a)	with respect to shares of common stock tendered for sale, exchange or transfer pursuant to the first offer, whether to withdraw such tender, if possible, and, if withdrawn, whether to tender any shares of common stock so withdrawn for sale, exchange or transfer pursuant to the second offer, and

(b)	with respect to shares of common stock not tendered for sale, exchange or transfer pursuant to the first offer, whether to tender or not to tender such shares of common stock for sale, exchange or transfer pursuant to the second offer.

The Trustee shall follow all such instructions received in a timely manner from Members in the same manner and in the same proportion as provided in Sections 21.2 to 21.7 hereof. With respect to any further offer for any such common stock received by the Trustee and subject to any earlier offer (including successive offers from one or more existing offerors), the Trustee shall act in the same manner as described above in this Section 21.8.

Section 22.9. No Impact on Account. A Member’s instructions to the Trustee to tender or exchange shares of common stock shall not be deemed a withdrawal or suspension from the Plan or a forfeiture of any portion of the Member’s benefit.

Section 22.10. Confidentiality. The instructions received by the Trustee from a Member under this Article 22 shall be held in confidence by the Trustee and any contractor retained by the Trustee to assist in the tabulation of tenders and shall not be divulged or released to the Sponsoring Company, to any officer of the Sponsoring Company, to any employee of the Sponsoring Company or to any other person, except in the aggregate, unless otherwise required by law.

SPECIAL RULES IN THE EVENT PLAN BECOMES TOP HEAVY

Section 23.1. General. Notwithstanding any other provision of the Plan, this Article 23 shall apply to each Plan Year as to which the Plan is “Top-Heavy” (as hereinafter defined in this Article 23), hereinafter called “Top-Heavy Year”, and, to the extent provided in this Article 23, to each Plan Year following a Plan Year as to which the Plan is Top-Heavy.

Section 23.2. Minimum Benefits. The Participating Company contributions and forfeitures allocated to the Account (for purposes of this Article 23, references to a Member’s “Account” shall include such Member’s Account, Salary Reduction Contribution Account and Restricted Company Match Account) of each Member who is a Non-Key Employee and who is employed on the last day of the Plan Year, shall not be less than three percent of such Member’s Compensation. Notwithstanding the preceding sentence, the foregoing percentage for any Top-Heavy Year shall not exceed the percentage at which Participating Company contributions and forfeitures are allocated to the Account of the Key Employee for whom such percentage is the highest for such Top-Heavy Year; provided, however, that all defined contribution plans within an Aggregation Group shall be treated as one plan. The minimum benefit as prescribed above is determined without regard to any Social Security contribution and without regard to any salary deferral or cash or deferred contributions made on behalf of such a Non-Key Employee under a plan qualified under Section 401(k) of the Code.

Section 23.3. Vesting. In any Top-Heavy Year, the Account of any Member shall be fully vested and nonforfeitable, as it is in years when the Plan is not Top-Heavy.

Section 23.4. Definitions. For purposes of this Article 23, the following definitions shall apply:

(a) “Aggregation Group” shall mean (i) each plan of a Participating Company or an Affiliated Company in which at least one Key Employee participates or participated at any time during the Determination Period (regardless of whether the plan has terminated); (ii) each other plan of a Participating Company or an Affiliated Company which enables any plan described in (i) above to meet the requirements of Section 401(a)(4) or 410 or the Code; and (iii) any other plan or plans which the Sponsoring Company elects to include provided that the group would continue to meet the requirements of Sections 401(a)(4) and 410 of the Code with such plan or plans being taken into account. For these purposes, the group of plans included under (i) and (ii) above is considered to be a “required aggregation group” and the group of plans included under (i)-(iii) is considered to be a “permissive aggregation group.”

(b) “Determination Date” shall mean, with respect to the first Plan Year, the last day of such Plan Year, and with respect to any subsequent Plan Year, the last day of the preceding Plan Year.

(c) “Determination Period” shall mean the Plan Year containing the Determination Date and the four preceding Plan Years.

(d) “Key Employee” shall mean, with respect to any Plan Year, as determined under Section 416(i) of the Code, any person (and the beneficiary under the plan of any person) who, at any time during the Determination Period with respect to such Plan Year, is:

(1)	an officer of a Participating Company or an Affiliated Company who:

(A)	effective for Plan Years beginning after December 31, 1986, has annual compensation greater than 50 percent of the dollar limitation in effect under Section 415(b)(1)(A) of the Code for any such Plan Year, and

(B)	is taken into account under Section 416(i) of the Code;

(2)	one of the ten employees who:

(A)	owns (or is considered as owning within the meaning of Sections 318 and 416(i) of the Code) both more than a 1⁄2 percent ownership interest in value and one of the ten largest percentage ownership interests in value of his employer; and

(B)	has (during the Plan Year of ownership) annual compensation from his employer and any Affiliated Company of more than the limitation in effect under Section 415(c)(1)(A) of the Code for the calendar year in which such Plan Year ends;

(3)	a five percent owner (as defined in Section 416(i) of the Code) of his employer or

(4)	a one percent owner (as defined in Section 416(i) of the Code) of his employer having annual compensation from his employer and any Affiliated Company of more than $150,000.

For purposes of this paragraph (d), “compensation” shall mean compensation as defined in Section 7.4(d) (which defines “Limitation Year Compensation” for purposes of applying the annual addition limitations) of the Plan except that salary reduction contributions that would otherwise be excluded from the definition of compensation thereunder because of special tax benefits applicable to such contributions under Section 125, 402(a)(8), 402(h)(1)(B) or 403(b) of the Code shall be included in such compensation.

(e) “Non-Key Employee” shall mean any individual who, with respect to any Plan Year during the Determination Period, is not a Key Employee.

(f) “Top-Heavy” shall mean, with respect to any Plan Year, that the Plan falls within a Top-Heavy Group or that, as of the Determination Date, the Top Heavy Ratio exceeds 60%.

(g) “Top-Heavy Group” shall mean, with respect to any Plan Year, any Aggregation Group if (as of the Determination Date) the sum of the Top Heavy Ratios for each plan falling within the Aggregation Group exceeds 60%.

(h) “Top Heavy Ratio” shall mean, with respect to any Determination Date:

(1)	For any defined benefit plan the ratio of the present value of the cumulative accrued benefits (including any benefits derived from employee contributions) under the plan for all Key Employees to the present value of the cumulative accrued benefits (including any benefits derived from employee contributions) under the plan for all employees. Such present value shall be consistently and uniformly determined under regulations under Section 416 of the Code (i) by using the actuarial assumptions used by the plan for purposes of minimum funding standards under Section 412 of the Code (modified as necessary to conform with the requirements of Section 415 of the Code and regulations thereunder); (ii) as of the most recent valuation date used for computing plan costs for purposes of minimum funding under Section 412 of the Code falling within a 12-month period ending on the Determination Date; (iii) by including distributions made within the Plan Year in which falls the Determination Date and the four preceding Plan Years; and (iv) on the basis that each employee terminated employment on the valuation date.

(2)	For any defined contribution plan (including any simplified employee pension plan), the ratio of the sum of the account balances under the plan as of the Determination Date for Key Employees to the sum of the account balances under the plan as of the Determination Date for all employees. For purposes of computing this ratio, any distribution made within the Plan Year in which falls the Determination Date and the four preceding Plan Years shall be included and both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Section 416 of the Code and the regulations thereunder.

(3)	For purposes of (1) and (2) above, the following shall apply:

(A)	The value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the applicable Determination Date, except as provided in Section 416 of the Code and the regulations thereunder for the first and second plan years of a defined benefit plan.

(B)	There shall be disregarded the account balances and accrued benefits of a Member:

(i)	who is a Non-Key Employee, but who was a Key Employee in a Prior Plan Year or

(ii)	with respect to a Plan Year beginning after 1984, who has not performed services for the employer maintaining the plan at any time during the five-year period ending on the Determination Date.

(C)	The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder.

(D)	Deductible voluntary contributions shall not be included.

(E)	The value of account balances and accrued benefits under plans aggregated with the Plan shall be calculated with reference to the Determination Dates under such plans that fall within the same calendar year as the applicable Determination Date under the Plan.

(F)	The value of account balances under the Plan will be determined as of the Determination Date with respect to the applicable Plan Year.

(G)	The accrued benefit of a Non-Key Employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all de-fined benefit plans maintained by the Participating Company and Affiliated Companies, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.

SPECIAL SUPPLEMENT TO ARTICLE 22—MODIFICATIONS TO TOP-HEAVY RULES

The following provisions replace the applicable provisions of Article 24 that precede these supplemental provisions.

1. Effective date. This section shall apply for purposes of determining whether the Plan is a top- heavy plan under section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of section 416(c) of the Code for such years. This section amends the preceding provisions of Article 22.

2. Determination of top-heavy status.

2.1 Key employee. Key employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the employer having annual compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for plan years beginning after December 31, 2002), a 5- percent owner of the employer, or a 1-percent owner of the employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

2.2 Determination of present values and amounts. This section 2.2 shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date.

2.2.1 Distributions during year ending on the  determination date. The present values of accrued benefits and the amounts of account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting 5-year period for 1-year period.

2.2.2 Employees not performing services during year  ending on the determination date. The accrued benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the determination date shall not be taken into account.

3. Minimum benefits.

3.1 Matching contributions. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of section 401(m) of the Code.

IN WITNESS WHEREOF, the Sponsoring Company has caused this Plan to be executed this 30Th day of December, 2010.

ATTEST:	ASHLAND INC.

	By:	/s/ Susan B. Esler
Secretary	Title:	VP HR & Communication

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